Exhibit 1.1

CENTERPOINT ENERGY, INC.

COMMON STOCK (PAR VALUE, $0.01 PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

May 15, 2026

May 15, 2026

To:

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036	Bank of Montreal c/o BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036	BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036

BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	BNP Paribas 787 Seventh Avenue New York, New York 10019	BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park, 8th Floor New York, New York 10036	BofA Securities, Inc. One Bryant Park New York, New York 10036

BTIG, LLC 65 East 55th Street New York, New York 10022	Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019	Nomura Securities International, Inc. (acting through BTIG, LLC as agent) 309 West 49th Street New York, New York 10019

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street New York, New York 10013	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	JPMorgan Chase Bank, National Association 270 Park Avenue New York, New York 10017	J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020	Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, New York 10020	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place 25 Ropemaker Street London, EC2Y 9AJ, United Kingdom	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020

RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	The Bank of Nova Scotia c/o Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281
TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

As Managers	As Forward Purchasers	As Forward Sellers

2

Ladies and Gentlemen:

CenterPoint Energy, Inc., a Texas corporation (the “Company”), confirms its agreement (this “Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined below) hereunder, a “Manager” and collectively, the “Managers”), Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, or one or more of their respective affiliates (each, in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and collectively, the “Forward Sellers”), as set forth in this Agreement. The Company proposes to offer and/or issue and sell on the terms set forth in this Agreement, shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $1,000,000,000. The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-295924), including a prospectus, on Form S-3, relating to the securities described therein (the “Shelf Securities”), including the Shares, to be offered from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(b) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers, the Forward Purchasers and the Forward Sellers in accordance with Section 6(a), and “broadly available road show” means any road show as defined in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

3

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b).

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 1%.

4

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b); provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Termination Settlement” in the Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the first Trading Day (or such other day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to the applicable Forward Purchaser and Forward Seller, delivered in accordance with this Agreement in the form attached as Exhibit B specifying that it relates to a “Forward”.

“Issuance Shares” means all shares of Common Stock issued and sold through a Manager in accordance with the terms and conditions of this Agreement.

“Master Forward Confirmation” means any Master Forward Confirmation by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit C.

“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or a Manager, as applicable, on the New York Stock Exchange, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Shares Settlement Date (as defined below).

“Trading Day” means any day which is a trading day on the New York Stock Exchange (“NYSE” or the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

5

1.	A. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Managers, the Forward Purchasers and the Forward Sellers that:

(a)            Compliance with Securities Laws. (i)(A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined herein), (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), and (F) as of the date hereof, the Registration Statement conformed and will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) the Basic Prospectus (A) has conformed, or will conform, at the time it was, or will be, filed with the Commission, (B) conforms as of the date hereof (if filed with the Commission on or prior to the date hereof) and, (C) as of each Time of Sale, will conform, in each case in all material respects, with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will conform (A) as of the date that such document is filed with the Commission, (B) as of each Time of Sale and (C) as of each Settlement Date, in all material respects with the rules and regulations of the Commission under the Securities Act.

(b)            General Disclosure Package. (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement does not and/or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented as of such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 1(A)(b) with respect to (A) any statement or omission made in the Registration Statement, Prospectus or in the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers or the Forward Sellers for use in the Registration Statement, the Prospectus or any Prospectus Supplement, or any amendment or supplement thereto, and (B) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement.

6

(c)            Permitted Free Writing Prospectus. The Company (including its agents and representatives, other than the Managers, the Forward Purchasers and the Forward Sellers, each in their respective capacities) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes a free writing prospectus other than a Permitted Free Writing Prospectus, which includes (i) the documents listed on Schedule I hereto as constituting part of the General Disclosure Package and (ii) any broadly available road show or other written communications, in each case approved in writing in advance by the Managers, the Forward Purchasers and the Forward Sellers. Each such Permitted Free Writing Prospectus does not include anything that conflicts with the information contained or incorporated by reference in the Registration Statement or the Prospectus; and any such Free Writing Prospectus, when taken together with the Registration Statement and the Prospectus accompanying, or delivered prior to delivery of, such Permitted Free Writing Prospectus, did not, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, the Forward Purchasers and the Forward Sellers, and will not, when considered together with the General Disclosure Package, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers or the Forward Sellers for use in any Permitted Free Writing Prospectus.

(d)            Registration Statement. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission.

(e)            Incorporated Documents. Each document filed, and to the extent such document has been amended, as amended, or to be filed pursuant to the Exchange Act and incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, when so filed, conformed, or will conform, in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included, and to the extent such document has been amended, as amended or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7

(f)            Financial Statements. The financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and the results of their operations and the changes in their cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the U.S. (“GAAP”) applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            No Material Adverse Change. Since the date of the latest audited financial statements of the Company included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests (other than regular quarterly dividends on the Common Stock as described in each of the Registration Statement, the General Disclosure Package and the Prospectus).

(h)            Organization and Good Standing. (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(ii)            Each Significant Subsidiary (as defined in Regulation S-X under the Securities Act) (each such subsidiary, a “Significant Subsidiary”) of the Company has been duly formed, and each Significant Subsidiary is validly existing in good standing (if applicable) under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that the failure to be in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary, except to the extent that a failure thereof would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.

8

(i)             Capitalization. The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(j)             Due Authorization. This Agreement and the Master Forward Confirmation (and each “Supplemental Confirmation” under the Master Forward Confirmation) (collectively, the “Transaction Documents”) have been, or in the case of any Transaction Document executed after the date of this Agreement, shall have been at the time of execution, duly authorized, executed and delivered by the Company.

(k)            The Shares. The Issuance Shares, the Forward Hedge Shares and any shares of Common Stock to be delivered by the Company under a Supplemental Confirmation have been, or will have been at such time of such issuance, duly authorized by the Company for issuance pursuant to this Agreement or the Forward Contract, as applicable, and, when issued and delivered against payment of the consideration therefor pursuant to this Agreement or the Forward Contract, as applicable, will be validly issued, fully paid and non-assessable, and such issuance will not be subject to any preemptive or similar statutory rights.

(l)            Transaction Documents. Assuming due execution and delivery by all other parties thereto, each Transaction Document constitutes or, in the case of any Transaction Document executed after the date of this Agreement, will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, moratorium, conservatorship and similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), or (iii) principles of materiality and reasonableness and implied covenants of good faith and fair dealing.

(m)           Description of the Transaction Documents. The statements contained in each of the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements summarize provisions of the Transaction Documents, fairly summarize the applicable provisions of the Transaction Documents in all material respects.

9

(n)            No Conflicts. The issuance and sale of the Issuance Shares by the Company through the Managers, the offering and sale of any Forward Hedge Shares, and compliance by the Company with the applicable provisions of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, which conflict, breach, violation, or default would individually, or in the aggregate, have a Material Adverse Effect, and (ii) result in any violation of the provisions of the Amended and Restated Certificate of Formation, the Fifth Amended and Restated Bylaws or other organizational documents of the Company, the charter, by-laws or other organizational documents of any subsidiary of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company’s or any of its or its subsidiaries’ properties.

(o)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Issuance Shares, the offering and sale of any Forward Hedge Shares or the consummation by the Company of the other transactions contemplated by this Agreement and the other Transaction Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under applicable securities laws of any state or foreign jurisdiction in connection with the offering of the Issuance Shares by the Managers or the offering of the Forward Hedge Shares by the Forward Purchasers or the Forward Sellers.

(p)            Legal Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting (A) the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or (B) the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Shares; no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(q)            Independent Accountants.      Deloitte & Touche LLP, who have certified certain financial statements of each of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

10

(r)            Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Shares, the application of the proceeds thereof (including, in the case of any Forward Hedge Shares, at the settlement of the related Forward Contract) and the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and the application of any proceeds received under the Forward Contract, as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds” will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)            Permits. The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)            Compliance with Environmental Laws. Except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which has a reasonable possibility of leading to such a claim.

(u)            Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls and maintains disclosure controls and procedures in conformity with the requirements of the Exchange Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(v)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and, since January 1, 2006, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

11

(w)            No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)            No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(y)            Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(z)            Listing. All of the Shares that have been or may be sold under this Agreement have been approved for listing, subject only to official notice of issuance, on the NYSE and the NYSE Texas.

(aa)         “Actively-Traded” Status. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

B.             Representation and Warranty of the Forward Sellers. Each of the Forward Sellers severally represents and warrants to, and agrees with, the Managers that this Agreement has been duly authorized, executed and delivered by the Forward Sellers, and the Forward Sellers will have full right, power and authority to sell, transfer and deliver the Forward Hedge Shares.

2.	Sale of Issuance Shares and Forward Hedge Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Managers, acting as sales agent, and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers as follows:

(a)            The Company may submit its orders to a Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Issuance Shares on any Trading Day (as defined herein) which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A.

(b)            (i) Subject to the terms and conditions hereof, such Manager shall use commercially reasonable efforts consistent with its normal trading and sales practices to execute any Company order submitted to it hereunder to sell Issuance Shares with respect to which such Manager has agreed to act as sales agent. The Company acknowledges and agrees that (x) there can be no assurance that such Manager will be successful in selling the Issuance Shares, (y) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason and (z) such Manager shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement unless a written acceptance has been delivered by the Company to such Manager.

12

(ii)            The Company may request entry into a Forward with a Forward Purchaser and thereby offer Forward Hedge Shares by delivering written notice to such Forward Purchaser and the applicable Forward Seller, at which time the Company and the applicable Forward Purchaser shall duly execute a Master Forward Confirmation, if one has not already been executed between the Company and the applicable Forward Purchaser.

(iii)            Subject to the terms and conditions set forth in the Transaction Documents, on any Trading Day, the Company may deliver a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and a Forward Seller. The Forward Purchaser and the Forward Seller may accept the Forward Placement Notice by e-mail to an authorized officer of the Company, confirming the terms of such Forward Placement Notice. Authorized officers of the Company include its Chief Financial Officer, Treasurer and Assistant Treasurer. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice by e-mail confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate actual sale execution price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller.

(iv)            A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Forward Purchaser and the Forward Seller. No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

13

(v)            No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward, which number of days, months or years shall in no event be less than two (2) months nor more than eighteen (18) months), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Volume-Weighted Hedge Price,” the “Specified Borrow Rate” (which shall be the rate set forth opposite the term “Specified Borrow Rate” in the Forward Placement Notice), the “Maximum Specified Borrow Rate” (which shall be the rate set forth opposite the term “Maximum Specified Borrow Rate” in the Forward Placement Notice), the “Forward Shares,” the “Threshold Number of Shares” and the “Notice Settlement Number” (which shall be the number set forth opposite the term “Notice Settlement Number” in the Forward Placement Notice).

(vi)            For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice as provided in Section 2(b)(iii). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related “Supplemental Confirmation” has been delivered to the Company.

14

(vii)            Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2(b); and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2(b). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (ii) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(c)            The Company shall not authorize the issuance and sale of, and such Manager shall not sell any Issuance Shares and such Forward Seller shall not sell any Forward Hedge Shares, at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement for which the applicable registration fee has been paid, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number of Shares shall be the sole responsibility of the Company. In addition, the Company, on the one hand, or such Manager or Forward Seller, on the other hand, may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Issuance Shares or Forward Hedge Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares or Forward Hedge Shares sold hereunder prior to the giving of such notice.

(d)            Such Manager or Forward Seller shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day on which Shares are sold under this Agreement setting forth (i) the amount of Issuance Shares or the Actual Sold Forward Amount sold on such day, (ii) the gross offering proceeds received from such sale of the Shares, and (iii) in the case of the Issuance Shares, the commission payable by the Company to such Manager with respect to such sale of Issuance Shares.

15

(e)            At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of each Manager, Forward Purchaser and Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares on behalf of the Company in their respective capacities shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f)            Notwithstanding any other provision of this Agreement, the Company, the Managers, the Forward Purchasers and the Forward Sellers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers, the Forward Purchasers and the Forward Sellers shall not be obligated to sell or offer to sell, (i) during any period in which the Company, in its sole discretion, determines that its insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock, or during any other period in which the Company is in possession of material non-public information or (ii) except as provided in Section 2(g), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g)            If the Company wishes to offer Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, then the Company shall (i) prepare and deliver to the Managers (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, and obtain the consent of the Managers, the Forward Purchasers and the Forward Sellers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Managers, the Forward Purchasers and the Forward Sellers with the officer’s certificate, opinions/letters of the Company’s counsel, opinions/letters of the Managers’ counsel and accountants’ letters called for by Sections 6(j), 6(k) and 6(n), respectively, (iii) upon request, afford the Managers, the Forward Purchasers and the Forward Sellers the opportunity to conduct a reasonable due diligence review in accordance with Section 6(q) and (iv) file such Earnings 8-K with the Commission, after which the provisions of clause (ii) of Section 2(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinions/letters of counsel and accountants’ letters pursuant to this Section 2(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions/letters of counsel and accountants’ letters as provided in Section 6 and (B) this Section 2(g) shall in no way affect or limit the operation of the clause (i) of Section 2(f), which shall have independent application.

16

3.	Fee. (a) The compensation to each Manager and Forward Seller for sales of the Shares hereunder shall be equal to up to 1% of the gross offering proceeds of the Shares sold by such Manager and Forward Seller pursuant to this Agreement, which commission shall be as set forth in the applicable Company order or Forward Placement Notice, as applicable.

(b)            Notwithstanding the foregoing, in the event the Company engages a Manager, Forward Purchaser or Forward Seller for a sale of Shares in transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Managers, the Forward Purchasers and the Forward Sellers, at their request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Managers, the Forward Purchasers or the Forward Sellers shall reasonably request, and the Company and the Managers, the Forward Purchasers and the Forward Sellers will agree to compensation that is customary for the Managers, the Forward Purchasers and/or the Forward Sellers, as the case may be, with respect to such transaction.

4.	Payment, Delivery and Other Obligations. (a) Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the first Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Issuance Shares Settlement Date”). On each Issuance Shares Settlement Date, the Issuance Shares sold through the relevant Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the Issuance Shares Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company.

17

(b)            Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian System, or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related portion of the Forward Hedge Price in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(c)            If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Issuance Shares on any Issuance Shares Settlement Date, the Company shall(i) hold such Manager harmless against any loss, claim, damage or expense (including reasonable, documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5.	Conditions to the Managers’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the Managers, the Forward Purchasers and the Forward Sellers are subject to the following conditions:

(a)            Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date (as defined herein):

(i)            no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act against the Company or related to the offering shall be pending before or threatened by the Commission;

(ii)            (x) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act, and (y) no such organization shall have publicly announced that it has newly placed under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading); and

(iii)            no event or condition of a type described in Section 1(A)(g) hereof shall exist, which event or condition is not described in each of the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the good faith and commercially reasonable judgment of any Manager, Forward Purchaser or Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

18

(b)            The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); (ii) the Company shall have complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (iv) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no certification is made with respect to any statements or omissions made in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers and the Forward Sellers for use in the Registration Statement; and (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no certification is made with respect to any statements or omissions made in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers and the Forward Sellers for use in the Registration Statement or the General Disclosure Package. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened, if any. The requirement to provide a certificate under this Section 5(b) shall be waived on the date of this Agreement.

(c)            The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, (i) a written opinion letter of Monica Karuturi, Esq., Executive Vice President and General Counsel of the Company, dated such date, in form and substance reasonably satisfactory to Managers, the Forward Purchasers and the Forward Sellers, to the effect as set forth on Exhibit D hereto, and (ii) a written opinion and negative assurance letter of Baker Botts L.L.P., counsel for the Company dated such date, in form and substance reasonably satisfactory to Managers, the Forward Purchasers and the Forward Sellers, to the effect as set forth on Exhibit E hereto, but in each case, modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the time of delivery of such opinion. The requirement to provide a negative assurance letter of Baker Botts L.L.P. under Section 5(c)(ii) shall be waived on the date of this Agreement.

19

(d)            The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, an opinion and 10b-5 statement, addressed to the Managers, the Forward Purchasers and the Forward Sellers, of Hunton Andrews Kurth LLP, counsel for the Managers, with respect to such matters as the Managers may reasonably request, in form and substance reasonably satisfactory to the Managers, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. The requirement to provide a negative assurance letter of Hunton Andrews Kurth LLP under Section 5(d) shall be waived on the date of this Agreement.

The opinions of counsels for the Company described in Section 5(c)(i) and (ii) above shall be rendered to the Managers, the Forward Purchasers and the Forward Sellers at the request of the Company and shall so state therein.

(e)            On each Representation Date, Deloitte & Touche LLP shall have furnished to the Managers, the Forward Purchasers and the Forward Sellers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Managers, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letters delivered on each such date shall use a “cut-off” date no more than three business days prior to the date of delivery of such letter (the first such letter from Deloitte & Touche LLP, an “Initial Comfort Letter”) and updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter. The requirement to provide an Initial Comfort Letter of Deloitte & Touche LLP under this Section 5(e) shall be waived on the date of this Agreement.

(f)            All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g)            The Shares shall have been approved for listing on the NYSE and the NYSE Texas, subject only to a notice of issuance, at or prior to the applicable Settlement Date.

20

(h)            The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.	Covenants of the Company. The Company covenants with the Managers, the Forward Purchasers and the Forward Sellers as follows:

(a)            Before making any offer relating to the Shares that would constitute a free writing prospectus or filing any Permitted Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than any report filed under the Exchange Act or any prospectus supplement relating to the offering of securities other than Common Stock), whether before or after the time that the Registration Statement becomes effective, to furnish to the Managers, the Forward Purchasers and the Forward Sellers and their respective counsel a copy of the proposed Permitted Free Writing Prospectus, amendment or supplement for review, and will not make any offer relating to the Shares that would constitute a free writing prospectus or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which any Manager, Forward Purchaser or Forward Seller may reasonably object. Any such free writing prospectus consented to by the Managers, the Forward Purchasers and the Forward Sellers will be considered a Permitted Free Writing Prospectus. The Company will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Delivery Period. The Company will furnish copies of the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered) to the Managers, the Forward Purchasers and the Forward Sellers in New York City prior to 10:00 A.M., New York City time, within three business days after the date of this Agreement, or as promptly as practicable thereafter with respect to any Permitted Free Writing Prospectus first used after the date of this Agreement, in such quantities as the Managers, the Forward Purchasers or the Forward Sellers may reasonably request.

(b)            For the duration of the Delivery Period, to include in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers, the Forward Purchasers and the Forward Sellers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers, the Forward Purchasers and the Forward Sellers with respect to such sales. In the alternative, the Company may prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once per quarter for the duration of the Delivery Period and, subject to Section 6(a) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

21

(c)            To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Managers, the Forward Purchasers and the Forward Sellers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers, the Forward Purchasers and the Forward Sellers in this Agreement and, at the reasonable request of the Managers, the Forward Purchasers or the Forward Sellers, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(d)            During the Delivery Period, the Company will advise the Managers, the Forward Purchasers and the Forward Sellers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Permitted Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401 (g)(2) under the Securities Act; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)            If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition shall exist as a result of which any of the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, prior to instructing the Managers, the Forward Purchasers or the Forward Sellers to make sales of Shares pursuant to this Agreement, the Company will notify the Managers, the Forward Purchasers and the Forward Sellers thereof and, if the Company shall decide to amend or supplement the General Disclosure Package, prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Managers, the Forward Purchasers and the Forward Sellers, such amendments or supplements to the General Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the General Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the General Disclosure Package will comply with law.

22

(f)            The Company will take such action as the Managers, the Forward Purchasers or the Forward Sellers may reasonably request in order to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers, the Forward Purchasers or the Forward Sellers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)            The Company will make generally available to the holders of the Shares and the Managers, the Forward Purchasers and the Forward Sellers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)            The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including without limitation such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers, the Forward Purchasers and the Forward Sellers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of U.S. or other foreign counsel for the Managers, the Forward Purchasers and the Forward Sellers) and the printing and furnishing of copies of any blue sky surveys, (v) the listing of the Shares on the NYSE and the NYSE Texas and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and other reasonable disbursements of counsel for the Managers relating to FINRA matters, (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants and (viii) the reasonable, documented fees and disbursements of a single firm as counsel to the Managers, the Forward Purchasers and the Forward Sellers incurred in connection with the offering and the transactions contemplated by this Agreement; provided that the amount of any such fees and disbursements of counsel to the Managers, the Forward Purchasers and the Forward Sellers, incurred on or prior to the date of this Agreement, to be paid by the Company pursuant to this clause (viii) shall not exceed a maximum of $250,000, and any such fees and disbursements incurred in excess of $250,000 will be payable pro rata by the Managers, the Forward Purchasers and the Forward Sellers. Except as set forth in this Section 6 and Section 8, the Managers, the Forward Purchasers and the Forward Sellers will pay all of their other out-of-pocket costs and expenses incurred in connection with entering into the Transaction Documents and the transactions contemplated thereby, including, without limitation, (x) any advertising expenses connected with any offers such Manager, Forward Purchaser or Forward Seller may make, and (y) any travel and similar expenses, whether or not the transactions contemplated thereby are consummated or any such Transaction Document is terminated.

23

(i)            To use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and the NYSE Texas and to maintain such listing.

(j)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, or definitive proxy statement) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(k)            On each Representation Date, to cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, (i) the written opinion of Monica Karuturi, Esq., Executive Vice President and General Counsel of the Company and (ii) the written opinion and negative assurance letter of Baker Botts L.L.P., outside counsel for the Company, each as described in Section 5(c)(i) and (ii), respectively, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions.

24

(l)            If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Managers, the Forward Purchasers and the Forward Sellers and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the commercially reasonable judgment of each party.

(m)            The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company pursuant to this Agreement shall be effected only by or through one Manager, Forward Purchaser or Forward Seller on any Trading Day.

With respect to Sections 6(k) and 5(d) above, in lieu of delivering such an opinion and negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers, the Forward Purchasers and the Forward Sellers with a letter (a “Reliance Letter”) to the effect that the Managers, the Forward Purchasers and the Forward Sellers may rely on a prior opinion and negative assurance letter delivered under Section 6(k) or Section 5(d), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(n)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, (iii) the Company files an Earnings 8-K, (iv) there is filed with the Commission any document (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Managers, the Forward Purchasers or the Forward Sellers, Deloitte & Touche LLP, or other independent accountants satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, shall deliver to the Managers, the Forward Purchasers and the Forward Sellers the comfort letter described in Section 5(e), as applicable.

(o)            The obligations of any party contained in Sections 6(j), 6(k) and 6(n) may be satisfied by delivery on an alternative date, which certificates, opinions, and letters may be dated as of such alternative date; provided that such alternative date is mutually agreed upon by the Company and the Managers, the Forward Purchasers and the Forward Sellers, if applicable.

25

(p)            The obligation to deliver or cause to be delivered the documents referred to in Sections 6(j), 6(k) and 6(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 2(a) hereof (which for such period shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to deliver or cause to be delivered the documents referred to in Sections 6(j), 6(k) and 6(n) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not deliver or cause to be delivered the documents referred to in Sections 6(j), 6(k) and 6(n), then before the Company delivers an instruction pursuant to Section 2(a) or any Manager sells any Shares, the Company shall deliver or cause to be delivered documents of the same tenor as those referred to in Sections 5(b), 5(c), 5(d) and 5(e) of this Agreement.

(q)            To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by any Manager, Forward Purchaser and Forward Seller; provided, that the obligation of the Company to hold a due diligence review or call shall be waived with respect to any report that is filed at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 2(a) hereof and the next occurring date that the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to hold or schedule a due diligence review or call and thereby satisfy its obligations under the Due Diligence Protocol, notwithstanding the fact that no instruction by the Company to the Managers to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following the date when the Company relied on such waiver and did not hold a due diligence review or call pursuant to the Due Diligence Protocol, then before the Company delivers an instruction pursuant to Section 2(a) or any Manager sells any Shares, the Company shall hold a due diligence review or call to satisfy its obligations under the Due Diligence Protocol.

(r)            To reserve and keep available at all times, free of preemptive rights, shares of the Company’s Common Stock for the purpose of enabling the Company to satisfy its obligations hereunder.

(s)            That it consents to the Managers, the Forward Purchasers and the Forward Sellers trading in the Common Stock for each Manager’s, each Forward Purchaser’s and each Forward Seller’s own accounts, respectively, and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

26

(t)            That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers, the Forward Purchasers and the Forward Sellers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except (i) that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares and (ii) to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

(u)            At any time that sales of the Shares have been made but not settled, or the Company has outstanding with the Manager any instructions to sell the Shares but such instructions have not been fulfilled or cancelled, not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Securities Act of any shares of Common Stock, except for (i) the registration of the Shares and any sales through the Managers, the Forward Purchasers and the Forward Sellers pursuant to this Agreement or any Forward Contract, (ii) any shares of Common Stock issued or delivered by the Company upon the exercise, vesting or conversion of any securities (including incentive plan awards, options and warrants) outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued or delivered pursuant to any employee benefit plan, long-term incentive plan, equity compensation plan or stock compensation plan of the Company in effect on the date hereof, or the filing of a registration statement with the Commission relating to (A) the offer or sale of any shares of Common Stock issued or reserved for issuance under such plans or similar plans in the future, (iv) any shares of Common Stock issued, delivered or sold pursuant to any non-employee director stock plan, dividend reinvestment plan (including the CenterPoint Energy, Inc. Investor’s Choice Plan) or stock purchase plan of the Company, and the filing of a registration statement with the Commission relating to the offer or sale of any shares of Common Stock issued or reserved for issuance under such plans, (v) any shares of Common Stock the Company may issue upon the settlement of dividend equivalent rights outstanding on the date hereof and referred to in the Prospectus, (vi) any shares of Common Stock upon settlement or termination of any Forward Contract during the Delivery Period, (vii) any shares of Common Stock upon settlement or termination of any forward contract entered into in connection with the underwriting agreement dated May 27, 2025 by and among the Company, BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule II thereto, Bank of America, N.A., Mizuho Markets Americas LLC and JPMorgan Chase Bank, National Association, in their capacity as forward purchasers, and BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, in their capacity as forward sellers, (viii) the filing of a “universal” shelf registration statement with the Commission with respect to the Company’s securities for the purpose of replacing the Company’s then-existing “universal” shelf registration statement or (ix) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of Common Stock, provided that such plan does not provide for the repurchase of Common Stock during the Delivery Period, without (A) giving the Managers, the Forward Purchasers and the Forward Sellers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers, the Forward Purchasers and the Forward Sellers suspending activity under this program for such period of time as requested by the Company.

27

(v)            Not to, under any circumstances, (i) cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) $1,000,000,000, (B) the amount available for offer and sale under the currently effective Registration Statement, or (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board of Directors of the Company or a duly authorized committee thereof or (ii) cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors of the Company and notified to a Manager or a Forward Seller, as applicable, in writing.

7.	Covenants of the Managers, the Forward Purchasers and the Forward Sellers. Each Manager, Forward Purchaser and Forward Seller covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of any Manager, Forward Purchaser or Forward Seller that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager, Forward Purchaser or Forward Seller.

8.	Indemnity and Contribution.

(a)            Indemnification of the Managers, Forward Purchasers and Forward Sellers. The Company agrees to indemnify and hold harmless each Manager, Forward Purchaser and Forward Seller, and each of their respective affiliates (within the meaning of Rule 405 under the Securities Act), directors and officers and each person, if any, who controls such Manager, Forward Purchaser or Forward Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and fees of a single counsel for the Managers, the Forward Sellers and the Forward Purchasers incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the Securities Act, or the Exchange Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, includes or allegedly includes an untrue statement of material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any of the Managers, the Forward Purchasers or the Forward Sellers specifically for use in the preparation thereof, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided that in no case is the Company to be liable with respect to any claims made against any Manager, Forward Purchaser or Forward Seller, or any such affiliate, director, officer or controlling person unless such Manager, Forward Purchaser or Forward Seller or such affiliate, director, officer or controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Manager, Forward Purchaser or Forward Seller or such affiliate, director, officer or controlling person, but failure to notify the Company of any such claim (i) shall not relieve the Company from liability under this paragraph unless and to the extent the Company did not otherwise learn of such claim and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) shall not relieve the Company from any liability which it may have to such Manager, Forward Purchaser or Forward Seller or such affiliate, director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph.

28

The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Manager or Managers, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers, controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Manager or Managers, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and the Manager or Managers, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and the Company have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Manager or Managers, Forward Purchaser or Forward Purchasers or Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, notwithstanding the Company’s obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all such Manager or Managers, Forward Purchaser or Forward Purchasers or Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, which firm shall be designated in writing by the such Managers, Forward Purchasers and Forward Sellers. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Manager or Managers, the Forward Purchaser or Forward Purchasers or the Forward Seller or Forward Sellers or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Manager, Forward Purchase, Forward Seller or affiliate, director, officer or controlling person is or could have been a party and indemnity was or could have been sought hereunder by such Manager, Forward Purchaser, Forward Seller or affiliate, director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of such Manager, Forward Purchaser, Forward Seller or affiliate, director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Manager, Forward Purchase, Forward Seller or affiliate, director, officer or controlling person. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

29

(b)            Indemnification of the Company. Each Manager, Forward Purchaser, and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Managers, the Forward Purchasers and the Forward Sellers, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Manager, Forward Purchaser or Forward Seller specifically for use in the preparation of the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Manager, Forward Purchaser or Forward Seller in the Prospectus consists of the following: the Managers’, the Forward Purchasers’ or the Forward Sellers’ names, and the third sentence of the second paragraph under the heading “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement; provided that in no case is such Manager, Forward Purchaser or Forward Seller to be liable with respect to any claims made against the Company or any such director, officer or controlling person unless the Company or any such director, officer or controlling person shall have notified such Manager, Forward Purchaser or Forward Seller in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer or controlling person, but failure to notify such Manager, Forward Purchaser or Forward Seller of any such claim (i) shall not relieve such Manager, Forward Purchaser or Forward Seller from liability under this paragraph unless and to the extent such Manager, Forward Purchaser or Forward Seller did not otherwise learn of such action and such failure results in the forfeiture by such Manager, Forward Purchasers or Forward Seller of substantial rights and defenses and (ii) shall not relieve such Manager, Forward Purchaser or Forward Seller from any liability which it may have to the Company or any such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Such Manager, Forward Purchaser or Forward Seller will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Manager, Forward Purchaser or Forward Seller elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to the Company. In the event that such Manager, Forward Purchaser or Forward Seller elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Manager, Forward Purchaser or Forward Seller shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer or controlling person and such Manager, Forward Purchaser or Forward Seller and the Company or such director, officer or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Manager, Forward Purchaser or Forward Seller, in which case such Manager, Forward Purchaser or Forward Seller shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Manager, Forward Purchaser or Forward Seller shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all of the Company and any such director, officer or controlling person, which firm shall be designated in writing by the Company. Such Manager, Forward Purchaser or Forward Seller Purchaser shall not be liable to indemnify any person for any settlement of any such claim effected without such Manager’s, Forward Purchaser’s or Forward Seller’s prior written consent which consent shall not be unreasonably withheld. No Manager, Forward Purchaser or Forward Seller shall, without the prior written consent of the Company or any such director, officer or controlling person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which the Company or any such director, officer or controlling person is or could have been a party and indemnity was or could have been sought hereunder by the Company or director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of the Company or director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Company or any such director, officer or controlling person. This indemnity agreement will be in addition to any liability which such Manager, Forward Purchaser or Forward Seller might otherwise have.

30

(c)            Reserved.

(d)            Contribution. To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Managers, the Forward Purchasers and the Forward Sellers from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company on the one hand and the Managers, the Forward Purchasers and the Forward Sellers, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be equal to (a) in the case of the Company, the sum of (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Volume-Weighted Hedge Price for such Forward, and (y) the total net proceeds from the offering of the Issuance Shares sold by the Managers under this Agreement (before deducting expenses) received by the Company, (b) in the case of a Manager, the total commissions received from the sale of Issuance Shares under this Agreement, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Volume-Weighted Hedge Price for such Forward, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for each Forward Contract executed in connection with this Agreement. The relative fault of each of the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Managers, the Forward Purchasers and the Forward Sellers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers, the Forward Purchasers and the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, by reason of such untrue or alleged untrue statement or omission or alleged omission, (i) no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for all Forward Contracts executed in connection with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

31

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)            Survival. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the Managers, the Forward Purchasers and the Forward Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, Forward Purchaser, or Forward Seller, any person controlling any Manager, Forward Purchaser, or Forward Seller or any affiliate of any Manager, Forward Purchaser, or Forward Seller or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.	Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.	Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Manager or Forward Seller for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            The Managers, the Forward Purchasers and the Forward Sellers shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination pursuant to this Section 10 shall be without liability of any party to any other party except that (i) with respect to any pending sale through a Manager or a Forward Seller for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to Section 10(a) or (b) above shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.

32

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers, the Forward Purchasers, and the Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

(e)            Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the earlier of (i) the issuance and sale of all of the Shares through the Managers, the Forward Purchasers and the Forward Sellers on the terms and subject to the conditions set forth herein with an aggregate gross sale price equal to $1,000,000,000 or (ii) the date that is the third anniversary of the initial effective date of the Registration Statement.

11.	Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Managers, the Forward Purchasers and the Forward Sellers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)            The Company acknowledges that in connection with the offering of the Shares: (i) the Managers, the Forward Purchasers and the Forward Sellers have acted and will act at arm’s length and owes no fiduciary duties to the Company or any other person, (ii) the Managers, the Forward Purchasers and the Forward Sellers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Managers, the Forward Purchasers and the Forward Sellers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers, the Forward Purchasers and the Forward Sellers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.	Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

33

13.	Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

15.	Recognition of the U.S. Special Resolution Regimes. (a) In the event that a Manager, a Forward Purchaser, or a Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that a Manager, a Forward Purchaser, or a Forward Seller is a Covered Entity or a BHC Act Affiliate of the Manager, the Forward Purchaser, or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) or 1813(w), as applicable. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

34

16.	Notices. All communications hereunder shall be in writing and effective only upon receipt. Notices to the Managers shall be given to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, fax no. (646) 834-8133, Attention of Syndicate Registration; to BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165; to BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Robert McDonald, Email: dl.nyk.ste@us.bnpparibas.com; to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.atm_execution@bofa.com, Attention: ATM Execution; to BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com, ctaylor@btig.com, with a copy to BTIG, LLC, 350 Bush Street, 9th Floor, San Francisco, California 94104, Attention: General Counsel and Chief Compliance Officer, Emails: BTIGcompliance@btig.com and IBLegal@btig.com; to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469, with a copy to matthew.t.morris@citi.com; to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Michael Voris, Ryan Cunn, Equity Capital Markets, Telephone: (212) 902-4895, Facsimile: (212) 291-5027, Email: michael.voris@gs.com; ryan.cunn@gs.com, gs-reecm@ny.email.gs.com, Eqderivs-notifications@am.ibd.gs.com; to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Facsimile: (212) 622-8783, Attention: Sanjeet Dewal; to Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Facsimile: (212) 205-8400, Attention of Equity Capital Markets Desk, Email: US-ECM@mizuhogroup.com; to Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter with a copy to the Legal Department, Email: Joannah.caneda@morganstanley.com, Eric.D.Wang@morganstanley.com; to MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Jason Stanger, Telephone: (212) 405-7456, Email: Jason.Stanger@mufgsecurities.com; to RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, New York, New York 10281, Email: tj.opladen@rbccm.com, Attention: ECM; to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets with copies to Chief Legal Officer, U.S., Facsimile: (212) 225-6563, Email: us.ecm@scotiabank.com; us.legal@scotiabank.com; to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com with a copy to CIBLegal@tdsecurities.com; to Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com; and to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group, Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com. Notices to the Forward Sellers shall be given to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, fax no. (646) 834-8133, Attention of Syndicate Registration; to BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165; to BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Robert McDonald, Email: dl.nyk.ste@us.bnpparibas.com; to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.atm_execution@bofa.com, Attention: ATM Execution; Nomura Securities International, Inc., 309 West 49th Street, New York, New York 10019, Attention: Structured Equity Solutions, Email: atmexecution@nomura.com and to BTIG, LLC, as agent of Nomura Securities International, Inc., at the notice addresses for BTIG, LLC provided above; to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469, with a copy to matthew.t.morris@citi.com; to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Michael Voris, Ryan Cunn, Equity Capital Markets, Telephone: (212) 902-4895, Facsimile: (212) 291-5027, Email: michael.voris@gs.com; ryan.cunn@gs.com, gs-reecm@ny.email.gs.com, Eqderivs-notifications@am.ibd.gs.com; to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Facsimile: (212) 622-8783, Attention: Sanjeet Dewal; to Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Facsimile: (212) 205-8400, with a copy to: Legal Department, Email: Julie.grossman@mizuhogroup.com; to Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter with a copy to the Legal Department, Email: Joannah.caneda@morganstanley.com, Eric.D.Wang@morganstanley.com; to MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor New York, New York 10020, Attention: Jason Stanger, Telephone: (212) 405-7456, Email: Jason.Stanger@mufgsecurities.com; to RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, New York, New York 10281, Email: tj.opladen@rbccm.com, Attention: ECM; to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets with copies to Chief Legal Officer, U.S., Facsimile: (212) 225-6563, Email: us.ecm@scotiabank.com; us.legal@scotiabank.com; to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com with a copy to CIBLegal@tdsecurities.com; to Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com; and to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group, Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com; and to the Forward Purchasers to Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, fax no. (212) 526-8627, Attention of Kevin Cheng (kevin.cheng@barlcays.com); to Bank of Montreal, King Street West, 8th Floor, Toronto, Ontario M5X 1A3, Canada, Facsimile: (416) 552-7904, Telephone: (514) 876-5546, (416) 945-7286, (416) 361-8287; to BNP PARIBAS, 787 Seventh Avenue, New York, New York 10019, Attention: Robert McDonald, Email: dl.nyk.ste@us.bnpparibas.com; to Bank of America, N.A., One Bryant Park, 8th Floor, New York, NY 10036, Attention: Strategic Equity Solutions Group, Email: dg.issuer_derivatives_notices@bofa.com, Telephone: (646) 855-6770; to Nomura Global Financial Products, Inc., 309 West 49th Street, New York, New York 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy to Attention: Equity Legal, Email: nyequitieslegal@nomura.com and to BTIG, LLC, at the notice addresses for BTIG, LLC provided above; to Citibank, N.A., 390 Greenwich Street, New York, New York 10013, Attention: Eric Natelson, Managing Director, Telephone: (212) 723-7310, Email: eric.natelson@citi.com, with a copy to: Attn: Theodore Finkelstein; Bianca Gotuaco, Telephone: (212) 723-1693; (212) 723-1132, Email: Theodore.finkelstein@citi.com; bianca.gotuaco@citi.com; eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com; to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Michael Voris, Ryan Cunn, Equity Capital Markets, Telephone: (212) 902-4895, Facsimile: (212) 291-5027, Email: michael.voris@gs.com; ryan.cunn@gs.com, gs-reecm@ny.email.gs.com, Eqderivs-notifications@am.ibd.gs.com; to JPMorgan Chase Bank, National Association, 270 Park Avenue, New York, New York 10017, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, Attention: Sanjeet Dewal; to Mizuho Markets Americas LLC, 1271 Avenue of the Americas, New York, New York 10020, Facsimile: (212) 205-8400, with a copy to: Legal Department, Email: swapslegal@mizuhogroup.com; to Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter with a copy to the Legal Department, Email: Joannah.caneda@morganstanley.com, Eric.D.Wang@morganstanley.com; to MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London, EC2Y 9AJ, United Kingdom, Attention: Derivative Confirmations, Facsimile: docsconfirms@int.sc.mufg.jp, With a copy to: Jason.Stanger@mufgsecurities.com, Sean.McElwaine@mufgsecurities.com, and ECM@us.sc.mufg.jp; to Royal Bank of Canada, c/o RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Email: tj.opladen@rbccm.com, Attention: ECM; to The Bank of Nova Scotia, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US Equity Derivatives, Email: bahar.lorenzo@scotiabank.com, john.kelly@scotiabank.com, Telephone: (212) 225-5230, (212) 225-6664 with a copy to: GWO – OTC Confirmations, Email: BNSEquityConfirmations@scotiabank.com; to The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Global Equity Derivatives, Telephone: (212) 827-7182, Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com, ATM-Team@tdsecurities.com; to Truist Bank, 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com; and to Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group and Corporate Equity Derivatives, or Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com and CorporateDerivativeNotifications@wellsfargo.com. Notices to the Company shall be given to it at 1111 Louisiana Street, Houston, Texas 77002, Attention: Monica Karuturi, Esq., E-mail: monica.karuturi@centerpointenergy.com, (facsimile number: 713-207-0141), with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Attention: Timothy S. Taylor and Clinton W. Rancher, Email: timothy.taylor@bakerbotts.com and clint.rancher@bakerbotts.com.

[Signature pages follow]

35

Sincerely,

CENTERPOINT ENERGY, INC.

By:	/s/ Christopher A. Foster
	Name:	Christopher A. Foster
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date first written above

BARCLAYS CAPITAL INC.		BARCLAYS BANK PLC
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Gabrielle LeBlanc	By:	/s/ Kevin Cheng
	Name: Gabrielle LeBlanc		Name: Kevin Cheng
	Title: Director		Title: Managing Director

BMO CAPITAL MARKETS CORP.		Bank of MONTREAL
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Brad Pavelka	By:	/s/ Brian Riley
	Name: Brad Pavelka		Name: Brian Riley
	Title: Managing Director		Title: Managing Director

BNP PARIBAS SECURITIES CORP.		BNP PARIBAS
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Robert McDonald	By:	/s/ /s/ Robert McDonald	By:	/s/ John Nunziata
	Name: Robert McDonald		Name: Robert McDonald		Name: John Nunziata
	Title: Managing Director		Title: Managing Director		Title: Managing Director

BOFA SECURITIES, INC.		BANK OF AMERICA, N.A.
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ John Lau	By:	/s/ Jake Mendelsohn
	Name: John Lau		Name: Jake Mendelsohn
	Title: Managing Director		Title: Managing Director

BTIG, LLC		NOMURA GLOBAL FINANCIAL PRODUCTS, INC.
As Manager		As Forward Purchaser

By:	/s/ Michael Passaro	By:	/s/ Jeffery Petillo
	Name: Michael Passaro		Name: Jeffery Petillo
	Title: Head of Capital Markets		Title: Authorized Representative

NOMURA SECURITIES INTERNATIONAL, INC.
(acting through BTIG, LLC as agent)
As Forward Seller

By:	/s/ Jeffery Petillo
Name: Jeffery Petillo
Title: Authorized Representative

CITIGROUP GLOBAL MARKETS INC.		CITIBANK, N.A.
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Ashwani Khubani	By:	/s/ Eric Natelson
	Name: Ashwani Khubani		Name: Eric Natelson
	Title: Managing Director / Vice President		Title: Authorized Signatory

GOLDMAN SACHS & CO. LLC
As Manager, Forward Purchaser and Forward Seller

By:	/s/ Skaaren Cosse
Name: Skaaren Cosse
Title: Managing Director

J.P. Morgan Securities LLC		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Preston T. Ryman	By:	/s/ Preston T. Ryman
	Name: Preston Ryman		Name: Preston Ryman
	Title: Vice President		Title: Vice President

MIZUHO SECURITIES USA LLC		MIZUHO MARKETS AMERICAS LLC
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ James Watts	By:	/s/ Matthew Chiavaroli
	Name: James Watts		Name: Matthew Chiavaroli
	Title: Managing Director		Title: Managing Director

MORGAN STANLEY & CO. LLC		MORGAN STANLEY & CO. LLC
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Daniel J. F. McCullough	By:	/s/ Ellen Weinstein
	Name: Daniel J. F. McCullough		Name: Ellen Weinstein
	Title: Executive Director		Title: Managing Director

MUFG SECURITIES AMERICAS INC.		MUFG SECURITIES EMEA PLC
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Geoffrey Paul	By:	/s/ Catherine Lucas
	Name: Geoffrey Paul		Name: Catherine Lucas
	Title: Managing Director		Title: Authorised Signatory

RBC CAPITAL MARKETS, LLC As Manager and Forward Seller		ROYAL BANK OF CANADA As Forward Purchaser

By:	/s/ Patrick Hamer	By:	/s/ Chris Amery
	Name: Patrick Hamer		Name: Chris Amery
	Title: Managing Director, Head of Energy, Power & Infrastructure ECM		Title: Managing Director

SCOTIA CAPITAL (USA) INC.		THE BANK OF NOVA SCOTIA
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Tim Mann	By:	/s/ Tim Mann
	Name: Tim Mann		Name: Tim Mann
	Title: Managing Director		Title: Managing Director

TD SECURITIES (USA) LLC		THE TORONTO-DOMINION BANK
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Michael Murphy	By:	/s/ Igor Biselman
	Name: Michael Murphy		Name: Igor Biselman
	Title: Managing Director		Title: Managing Director

TRUIST SECURITIES, INC.		TRUIST BANK
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Keith Carpenter	By:	/s/ Rakesh Mangat
	Name: Keith Carpenter		Name: Rakesh Mangat
	Title: Managing Director		Title: Managing Director

Wells Fargo Securities, LLC		Wells Fargo Bank, National Association
As Manager and Forward Seller		As Forward Purchaser

By:	/s/ Michael Tiedemann	By:	/s/ Christine Roemer
	Name: Michael Tiedemann		Name: Christine Roemer
	Title: Managing Director		Title: Managing Director

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers, the Forward Purchasers and the Forward Sellers in connection with the Managers’, the Forward Purchasers’ and the Forward Sellers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(j), 6(k), and 6(n) of the Agreement, the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.	Subject to Section 6(q) of the Agreement, on or prior to the fifth business day of the month immediately following the month in which the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any date on which an amendment to any such document is filed), the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a customary due diligence call with the appropriate business, financial, accounting and legal representatives of the Company.

3.	In the event that the Company requests any Manager or Forward Seller sell on any one Trading Day an amount of Issuance Shares or Forward Hedge Shares, respectively, that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, such Manager and Forward Seller expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’, the Forward Purchasers’ or the Forward Sellers’ rights under the Agreement, including the right to require such additional due diligence procedures as the Managers, the Forward Purchasers and the Forward Sellers may reasonably request pursuant to the Agreement.

II-1

Exhibit A

[Letterhead of the intended Manager]

_____________, 20

[Address of Recipient]

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear ________________:

This Confirmation sets forth the terms of the agreement of [•] (the “Manager”) with CenterPoint Energy, Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $1,000,000,000 pursuant to the Equity Distribution Agreement between the Company and the Managers, Forward Purchasers and Forward Sellers set forth therein, dated May 15, 2026 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager executing this Transaction Confirmation to engage in the following transaction:

[Number of Issuance Shares to be sold][Aggregate Gross Price of Issuance Shares to be sold]:

Minimum price at which Issuance Shares may be sold:

Date(s) on which Issuance Shares may be sold:

Compensation to such Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [•] a.m./p.m. (New York time) on [the date hereof ____________, 20 ].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

A-1

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

[MANAGER]

By:
Name:
Title:

ACCEPTED as of the date first above written

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

A-2

Exhibit B

FORM OF FORWARD PLACEMENT NOTICE

[Date]

[Forward Purchaser]
[Address]

Attention: [•]

[Forward Seller]

[Address]

Attention: [•]

Reference is made to the Equity Distribution Agreement, dated as of May 15, 2026 (the “Sales Agreement”), among CenterPoint Energy, Inc. (the “Company”), [•] (in its capacity as agent for the Company in connection with the issuance and sale of any Issuance Shares), [•] (in its capacity as counterparty under any Forward Contract), and [•] (in its capacity as agent for the applicable Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares). Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Sales Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex- date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 2(b)):

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Settlement Date(s):

Forward Hedge Amount: $

Forward Hedge Selling Commission Rate: %

B-1

Forward Price Reduction Dates	Forward Price Reduction Amounts
[Trade Date:]	$
[ ]	$
[ ]	$
[ ]	$
[Thereafter:]	$

Term:	[Month/Years]

Specified Borrow Rate:	basis points

Maximum Specified Borrow Rate:	basis points

Notice Settlement Number:

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[1.00] without your prior written consent, which consent may be withheld in your sole discretion): $                   per share

Comments:

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

B-2

Exhibit C

FORM OF MASTER FORWARD CONFIRMATION

C-1

[•], 20[•]

To:         CenterPoint Energy, Inc.

1111 Louisiana Street

Houston, TX 77002

[From:	Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000]1

[From:	Bank of Montreal

100 King Street West, 8th Floor

Toronto, Ontario M5X 1A3

Telephone No.:        (514)876-5546/(416)945-7286/(416)361-8287

Facsimile No.:           (416) 552-7904]2

[From:	BNP Paribas

787 Seventh Avenue
New York, New York 10019]3

[From:	Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park, 8th Fl.

New York, New York 10036

From:	BofA Securities, Inc.

One Bryant Park, 8th Fl.

New York, New York 10036]4

[From:	Nomura Global Financial Products, Inc.

309 West 49th Street

New York, New York 10019]5

[From:	Citibank, N.A.

390 Greenwich Street

New York, NY 10013]6

1 Insert for Barclays.

2 Insert for BMO.

3 Insert for BNP.

4 Insert for BofA.

5 Insert for BTIG.

6 Insert for Citi.

[From:	Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198]7

[From:	JPMorgan Chase Bank, National Association

New York Branch

270 Park Avenue
New York, NY 10017]8

[From:	Mizuho Markets Americas LLC C/O Mizuho Securities USA LLC as Agent

1271 Park Avenue

New York, NY 10020

Attn: Equity Capital Markets Desk

Telephone: (212) 209-9300

E-mail: US-ECM@mizuhogroup.com]9

[From:	Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036-8293

Telephone: (212) 761-4000]10

[From:	MUFG Securities EMEA plc Ropemaker Place 25 Ropemaker Street London, EC2Y 9AJ, United Kingdom][11]

[From:	Royal Bank of Canada

c/o RBC Capital Markets, LLC as Agent
Brookfield Place
200 Vesey Street
New York, NY 10281-1021
Telephone: (212) 858-7000]12

[From:	The Bank of Nova Scotia

44 King Street West

Toronto, Ontario M5H 1H1 Canada]13

[From:	The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attn: Global Equity Derivatives

Telephone: (646) 562-1504

Email: TDS_ATM@tdsecurities.com, TDUSA-GEDDelta1@tdsecurities.com, Igor.Biselman@tdsecurities.com, and Matthew.Birmingham@tdsecurities.com]14

7 Insert for GS.

8 Insert for JPM.

9 Insert for Mizuho.

10 Insert for MS.

11 Insert for MUFG.

12 Insert for RBC.

13 Insert for Scotia.

14 Insert for TD.

[From:	Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets]15

[From:	Wells Fargo Bank, National Association 30 Hudson Yards New York, NY 10001-2170 Email: CorporateDerivativeNotifications@wellsfargo.com][16]

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Forward Confirmation”) is to confirm the terms and conditions of certain transactions to be entered into from time to time between Party A and Party B in accordance with the terms of the Equity Distribution Agreement, dated as of May [15], 2026, among Party B; Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC (“MSUSA”), Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as Managers; Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Citibank, N.A. or an affiliate thereof, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC (“MMA”), Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as Forward Purchasers; and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities, Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as Forward Sellers (the “Equity Distribution Agreement”), on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This letter agreement constitutes a “Master Forward Confirmation” as referred to in the Equity Distribution Agreement. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Forward Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. [This Master Forward Confirmation and each Supplemental Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act (as defined below).]17 [MMA is acting as principal in its capacity as Party A hereunder, and MSUSA, its affiliate, is acting as agent for MMA, in its capacity as Party A hereunder.]18 [Party A is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]19 [Party A is not a member of the Securities Investor Protection Corporation.]20 [Party A is acting as principal in each Transaction and Nomura Securities International, Inc. (“Agent”), its affiliate, is acting as agent for each Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein).]21 [Party A is acting as principal in each Transaction and BMO Capital Markets Corp. (“Agent”), its affiliate, is acting as agent for each Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein).]22

15 Insert for Truist.

16 Insert for WFS.

17 Insert for Citi and Mizuho.

18 Insert for Mizuho.

19 Insert for Barclays.

20 Insert for Barclays, Citi and Mizuho.

21 Insert for Nomura

22 Insert for BMO.

1.	The definitions and provisions contained in the [2021 ISDA Interest Rate Derivatives Definitions (the “2021 Definitions”)][23] [2006 ISDA Interest Rate Derivatives Definitions (the “2006 Definitions”)][24] and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the [2021 Definitions][25] [2006 Definitions][26], the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation. In the event of any inconsistency among the Agreement (as defined herein), this Master Forward Confirmation, any Supplemental Confirmation, the [2021 Definitions][27] [2006 Definitions][28] and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Forward Confirmation; (iii) the 2002 Definitions; (iv) the [2021 Definitions][29] [2006 Definitions][30]; and (v) the Agreement.

Each Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Master Forward Confirmation and each related Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for the election of the laws of the State of New York as the governing law). The parties hereby agree that no transaction other than the Transactions to which this Master Forward Confirmation, together with each Supplemental Confirmation hereunder, relate shall be governed by the Agreement. For purposes of the 2002 Definitions, each Transaction shall be a Share Forward Transaction.

Party A and Party B each represents to the other, with respect to each Transaction hereunder, that it has entered into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of each Transaction to which this Master Forward Confirmation relates are as follows:

General Terms:

Party A:	[Barclays Bank PLC, through its agent Barclays Capital Inc. (“Agent”)][31] [Bank of Montreal][32] [BNP Paribas][33] [Bank of America, N.A.][34] [Nomura Global Financial Products, Inc.][35] [Citibank, N.A. or an affiliate thereof (with Citigroup Global Markets Inc. acting as agent (“Agent”))][36] [MUFG Securities EMEA plc][37] [Goldman Sachs & Co. LLC][38] [JPMorgan Chase Bank, National Association][39] [Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent (“Agent”))][40] [Morgan Stanley & Co. LLC][41] [MUFG Securities EMEA plc][42] [Royal Bank of Canada (through RBC Capital Markets, LLC, as its agent (“Agent”))][43] [The Bank of Nova Scotia][44] [The Toronto-Dominion Bank][45] [Truist Bank][46] [Wells Fargo Bank, National Association][47]

23 Insert for Barclays, Citi, GS, Mizuho, MUFG, RBC, WFS and [•].

24 Insert for BofA and JPM.

25 Insert for Barclays, Citi, GS, Mizuho, MUFG, RBC and [•].

26 Insert for BofA and JPM.

27 Insert for Barclays, Citi, GS, Mizuho, MUFG, RBC and [•].

28 Insert for BofA and JPM.

29 Insert for Barclays, Citi, GS, Mizuho, MUFG, RBC and [•].

30 Insert for BofA and JPM.

31 Insert for Barclays.

32 Insert for BMO.

33 Insert for BNP.

34 Insert for BofA.

35 Insert for BTIG.

36 Insert for Citi

37 Insert for MUFG.

38 Insert for GS.

39 Insert for JPM.

40 Insert for Mizuho.

41 Insert for MS.

42 Insert for MUFG.

43 Insert for RBC.

44 Insert for Scotia.

45 Insert for TD.

46 Insert for Truist.

47 Insert for WFS.

Party B:	CenterPoint Energy, Inc.

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Acceleration Events” in Section 3 of this Master Forward Confirmation and the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth under “Conditions to Effectiveness” in Section 3 of this Master Forward Confirmation shall have been satisfied, subject to the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation.

Base Amount:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction. For each Transaction, on each Settlement Date for such Transaction, the Base Amount for such Transaction shall be reduced by the relevant number of Settlement Shares for such Settlement Date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days, months or years set forth in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction, which number of days, months or years shall in no event be less than two (2) months nor more than eighteen (18) months (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	For each Transaction, (x) on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and (y) on any other day, (1) the Forward Price for such Transaction as of the immediately preceding calendar day multiplied by (2) the sum of (i) 1 and (ii) the Daily Rate for such Transaction for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to commercially reasonable adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For each Transaction and for any day, (i)(A) the Overnight Bank Rate for such day minus (B) the Spread for such Transaction divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as set forth in the Supplemental Confirmation for such Transaction.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the Forward Placement Notice for such Transaction.

Forward Price Reduction Amount:	For any Transaction, for each Forward Price Reduction Date for such Transaction, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Shares:	Common stock, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “CNP”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Hedging Party:	Party A

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly following such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Settlement Terms:

Settlement Date:	With respect to any Transaction, any Scheduled Trading Day following the Effective Date for such Transaction up to, and including, the Maturity Date for such Transaction, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date for such Transaction, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days prior to such Settlement Date equal to the Notice Settlement Number (as defined below) for such Transaction, which may be the Maturity Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that (x) the Maturity Date for such Transaction shall be a Settlement Date for such Transaction if on such date the Base Amount for such Transaction is greater than zero, (y) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day and (z) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of such Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) for such Transaction by a date that is more than one Scheduled Trading Day prior to such Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date for such Transaction as the Settlement Date for such Transaction. The “Notice Settlement Number” for any Transaction shall be a number of Scheduled Trading Days set forth in the Supplemental Confirmation for such Transaction.

Settlement Shares:	In respect of any Transaction and with respect to any Settlement Date for such Transaction, a number of Shares, not to exceed the Base Amount for such Transaction, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date for such Transaction the number of Settlement Shares shall be equal to the Base Amount for such Transaction on such date.

Settlement:	In respect of any Transaction, Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date for such Transaction that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith, commercially reasonable judgment, to unwind its hedge in respect of such Transaction (or portion thereof, as applicable) by the end of the Unwind Period for such Transaction in a manner that, in the good faith, reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered in respect of any Transaction by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date for such Transaction or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	For any Transaction, each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent, acting in good faith and a commercially reasonably manner, determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Transaction for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Transaction for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

Physical Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price for such Transaction on such Settlement Date and (ii) the number of Settlement Shares for such Transaction for such Settlement Date.

Cash Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Transaction for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount for such Transaction is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.03, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Transaction with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares for such Transaction is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of such Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A such Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the Unwind Period for such Transaction for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.02, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “CNP <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Additional Adjustment:	If with respect to any Transaction, in Party A’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount for such Transaction to hedge its exposure to such Transaction exceeds a weighted average rate equal to the Specified Borrow Rate for such Transaction, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Specified Borrow Rate during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to such Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period. The “Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

Offices:

The Office of Party A for each Transaction is:	[Inapplicable, Party A is not a Multibranch Party][48] [Atlanta][49] [Charlotte][50] [New York][51] [Paris][52] [Toronto][53] [Notwithstanding the foregoing, for U.S. federal income tax purposes and for purposes of the tax representations herein, the Office of Party A for each Transaction is its New York Office.][54]

48 Insert for Barclays and Noruma

49 Insert for Truist

50 Insert for WF.

51 Insert for BofA, Citi, GS, JPM, Mizuho, MS and MUFG.

52 Insert for BNP

53 Insert for BMO, RBC, Scotia and TD

54 Insert for TD

The Office of Party B for each Transaction is:	Inapplicable, Party B is not a Multibranch Party.

3.            Other Provisions:

Opinion:

For each Transaction, Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date for such Transaction, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Party A). Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to (i) the satisfaction of all of the conditions set forth in Section 5 of the Equity Distribution Agreement and (ii) that neither of the following has occurred: (A) Party A (or its affiliate) is unable after commercially reasonable efforts to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction or (B) in Party A’s good faith, commercially reasonable judgment, either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Specified Borrow Rate for such Transaction to do so (in which event such Supplemental Confirmation and the related Transaction shall be effective but the Base Amount for such Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 2 of the Equity Distribution Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction hereunder; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction hereunder; and (iii) is entering into each Transaction hereunder for a bona fide business purpose.

Party B is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that would reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will notify Party A by the next succeeding New York Business Day after obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof, on each “Forward Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder, on each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder and on each Trade Date for any Transaction hereunder that:

(a)	Any Shares, when issued and delivered in accordance with the terms of any Transaction hereunder, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transaction hereunder as herein provided, the full number of Shares as shall be issuable at such time upon settlement of such Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange. Party B shall have submitted an application for the listing of the Forward Shares (as defined below) for each Transaction hereunder on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Effective Date for such Transaction. Party B agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(c)	Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) for all Transactions hereunder being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for a Transaction hereunder, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount for all Transactions hereunder and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Master Forward Confirmation or any Supplemental Confirmation and the consummation of the relevant Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for a Transaction hereunder) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage for all Transactions hereunder would be equal to or greater than 8.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of any Transaction hereunder.

(g)	Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Master Forward Confirmation, under any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction hereunder not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction hereunder.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement in respect of any Transaction if, in the good faith, reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof, the Forward Date for each Transaction hereunder and the Trade Date for each Transaction hereunder.

(l)	Party B acknowledges and agrees that:

(i)	during the term of each Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to each Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for each Transaction and the 10b-18 VWAP for each Transaction;

(iv)	any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price for each Transaction and 10b-18 VWAP for each Transaction, each in a manner that may be adverse to Party B; and

(v)	each Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of such Transaction.

(m)	Party B represents and warrants to Party A that the representations and warranties of Party B contained in Section 1 of the Equity Distribution Agreement are true and correct, or, as provided in the Equity Distribution Agreement, true and correct in all material respects, on such Effective Date as if made as of such Trade Date and the corresponding Effective Date.

(n)	Party B covenants and agrees that it shall perform all of the obligations required to be performed by it under the Equity Distribution Agreement (including, without limitation, to the extent required to satisfy the conditions set forth in Section 5 of the Equity Distribution Agreement) on or prior to such Trade Date and the corresponding Effective Date.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date for a Transaction hereunder will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Master Forward Confirmation and the relevant Supplemental Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)	Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Party B or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of Party B, each Transaction hereunder shall automatically terminate on the date thereof without further liability of either party to this Master Forward Confirmation or any related Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Forward Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date for any Transaction and on or prior to the Maturity Date for such Transaction (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of such Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of (1) such Extraordinary Dividend and (2) the Base Amount for such Transaction to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by Party B to holders of record of the Shares or (ii) the Maturity Date for such Transaction. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by Party B with respect to the Shares that is specified by the board of directors of Party B as an “extraordinary” dividend. For the avoidance of doubt, a regular, quarterly cash dividend that is in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter and that has an ex-dividend date not earlier than the Forward Price Reduction Date corresponding to the relevant quarter shall not be an Extraordinary Dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to any Transaction:

(a)	Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to such Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate for such Transaction (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date for such Transaction (with the Trade Date for such Transaction being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Forward Date for such Transaction”; or

(e) Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Maximum Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event in respect of any Transaction, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the relevant Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares for the relevant Transaction to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of any Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends. For the avoidance of doubt, the immediately preceding sentence shall not preclude or otherwise limit Party A from exercising its “Termination Settlement” rights pursuant to this paragraph upon the occurrence of an Acceleration Event as set forth in clause (b) of such definition.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A, but Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its affiliates) not having borrowed a number of Shares equal to the Base Amount for the relevant Transaction on or before the Effective Date for such Transaction if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Master Forward Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Master Forward Confirmation or any Supplemental Confirmation and (ii) Party B is entering into the Agreement, this Master Forward Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below). For purposes of each Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of customers, significant merger or acquisition proposals or agreements, significant new supply shortages or disruptions, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of each Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of Party A and does not include any of Party A’s “private side” equity or equity-linked personnel (including, without limitation, any Party A equity or equity-linked legal personnel) (or any other person or persons designated from time to time in writing to Party B by Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Master Forward Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver on any Settlement Date for any Transaction hereunder, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to the Forward Shares for such Transaction to Party A. The “Forward Shares” for any Transaction shall be as set forth in the Supplemental Confirmation for such Transaction.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A (collectively, a “permitted assignee”) which has at the time of the assignment or transfer a senior unsecured debt rating by at least one of Moody’s Investors Services, Inc. or Standard & Poor’s Inc. (the “Credit Rating”) equal to or higher than the Credit Rating of Party A or whose obligations are fully and unconditionally guaranteed by Party A or its ultimate parent entity, without the prior written consent of Party B; provided that such assignment and/or transfer shall be permitted only so long as (i) as a result of such assignment or transfer (x) Party B will not be required to pay or deliver to such permitted assignee on any payment date or delivery date an amount (including, without limitation, under Section 2(d)(i)(4) of the Agreement) or a number of Shares, as applicable, greater than the amount or the number of Shares, respectively, that Party B would have been required to pay or deliver to Party A in the absence of such assignment and/or transfer and (y) Party B will not be entitled to receive from such permitted assignee on any payment date or delivery date an amount or a number of Shares, as applicable, less than the amount or the number of Shares, respectively, that Party A would have been required to pay or deliver, as the case may be, to Party B in the absence of such assignment and/or transfer (as a result of a requirement for such permitted assignee to deduct or withhold tax or otherwise), (ii) such permitted assignee provides such tax documentation and makes such tax representations on or prior to the effective time of such transfer or assignment and at such later times specified herein which may be required or reasonably requested in order to allow Party B to make a payment or delivery under this Master Forward Confirmation without any deduction or withholding for or on account of any tax or with such deduction or withholding at a rate that does not exceed that applicable to Party A and (iii) such assignment or transfer will not cause a deemed exchange of the Transaction under Section 1001 of the Code for Party B. Notwithstanding any other provision in this Master Forward Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of a Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates (within the meaning of Rule 405 under the Securities Act), directors, officers and each person, if any, who controls Party A (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities or expenses, joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses of a single counsel for all Indemnified Parties) as they are incurred in connection with the investigation of and defense of any claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence or willful misconduct. In no case will Party B be liable with respect to any claims made against an Indemnified Party unless such Indemnified Party shall have notified Party B in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person, but failure to notify Party B of any such claim (i) shall not relieve Party B from liability under this paragraph unless and to the extent Party B did not otherwise learn of such claim and such failure results in the forfeiture by Party B of substantial rights and defenses and (ii) shall not relieve Party B from any liability which it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in this paragraph.

Party B will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Party B elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to Party A. In the event that Party B elects to assume the defense of any such suit and retains such counsel, Party A or affiliate or affiliates, director or directors, officer or officers, controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) Party B shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and Party B have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to Party B, in which case Party B shall not be entitled to assume the defense of such suit on behalf of Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, notwithstanding Party B’s obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that Party B shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, which firm shall be designated in writing by Party A. Party B shall not be liable to indemnify any person for any settlement of any such claim effected without Party B’s prior written consent, which consent shall not be unreasonably withheld. Party B shall not, without the prior written consent of Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which Party A or affiliate, director, officer or controlling person is or could have been a party and indemnity was or could have been sought hereunder by Party A or affiliate, director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of Party A or affiliate, director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Party A or affiliate, director, officer or controlling person.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B under the Transactions are not secured by any collateral. Obligations under the Transactions shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under any Transaction, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement with respect to any Transaction, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) such Transaction and (ii) all other Transactions and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that neither this Master Forward Confirmation nor any Supplemental Confirmation is intended to convey to Party A rights with respect to the Transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Forward Confirmation, any Supplemental Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have an interest in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder in respect of any Transaction (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the Threshold Number of Shares for such Transaction. Any purported delivery hereunder in respect of any Transaction shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. If any delivery owed to Party A hereunder in respect of any Transaction is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would not exceed 7.5% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. The “Threshold Number of Shares” for any Transaction means a number of Shares equal to 4.9% of the outstanding Shares on the Trade Date for such Transaction and shall be specified for each such Transaction in the relevant Supplemental Confirmation for such Transaction. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

New York General Obligations Law:

Party B and Party A agree and acknowledge that: (A) the Transactions contemplated by this Master Forward Confirmation will be entered into in reliance on the fact that this Master Forward Confirmation and each Supplemental Confirmation hereto form a single agreement between Party B and Party A, and Party A would not otherwise enter into such Transactions; (B) this Master Forward Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Forward Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Forward Confirmation and such Supplemental Confirmation.

Forward Placement Notices:

Party B and Party A agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, the provisions above in Section 3 of this Master Forward Confirmation under the heading “Extraordinary Dividends,” Party A’s right to designate a Termination Settlement Date in respect of such Transaction and the termination of such Transaction following an Insolvency Filing) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, or the Definitions, if Party A designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Forward Confirmation, any Supplemental Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Kevin Cheng

Telephone: (+1) 212-526-8627

Facsimile: (+1) 917-522-0458

Email: kevin.cheng@barclays.com]55

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention:	Manager, Derivatives Operations
Telephone:	(416) 552-4177
Email:	BMOEquityLinked@bmo.com

with a copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention:	Associate General Counsel & Managing Director,

Derivatives Legal Group

Facsimile:	(416) 956-2318

with a copy to:

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention:	Brian Riley
Telephone:	(212) 605-1414
Email:	BMOEquityLinked@bmo.com

55 Insert for Barclays.

with a copy to:

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention: Legal Department

Amendments. Section 12(a) of the Agreement is hereby amended by deleting the parenthetical in the second line thereof and replacing it with “(except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system).]56

[BNP Paribas

787 Seventh Avenue

New York, New York 10019]57

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Attention: Strategic Equity Solutions Group

Telephone: 646-855-6770

Email: dg.issuer_derivatives_notices@bofa.com]58

[Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019 Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

With a copy (which shall not constitute notice) to:

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019

Attention: Equities Legal

Email: nyequitieslegal@nomura.com

And to:

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

Or:

BTIG, LLC

350 Bush Street

San Francisco, CA 94104

Attention Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

In either case with a copy (which shall not constitute notice) to:

BTIG, LLC

350 Bush Street

San Francisco, CA 94104

Attention: General Counsel and Chief Compliance Officer

Email: BTIGcompliance@btig.com

Email: IBLegal@btig.com]59

56 Insert for BMO.

57 Insert for BNP.

58 Insert for BofA.

59 Insert for BTIG.

[Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Attn: Eric Natelson, Managing Director

Telephone: (212) 723-7310;

Email: eric.natelson@citi.com

with a copy to:

Attn: Theodore Finkelstein; Bianca Gotuaco

Telephone: (212)-723-1693; (212)-723-1132

Email: Theodore.finkelstein@citi.com; bianca.gotuaco@citi.com;

eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com]60

[Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention:	Michael Voris, Equity Capital Markets Telephone: 212-902-4895
Facsimile:	212-256-5738
E-mail:	michael.voris@gs.com

with a copy to:

Attn: Jan Debeuckelaer

Telephone:	212-934-0893
Facsimile:	212-256-5738
Email:	jan.debeuckelaer@gs.com;

and

Attention:	Garrett Cohen
Telephone:	212-357-3427
Facsimile:	212-256-5738
Email:	garrett.cohen@gs.com

and add email notification to the following address:

Eq-derivs-notifications@ny.ibd.gs.com]61

[JPMorgan Chase Bank, National Association
EDG Marketing Support

Email:	edg_notices@jpmorgan.com

edg_ny_corporate_sales_support@jpmorgan.com

Facsimile No:	866-886-4506

With a copy to:

Attention:	Mr. Sanjeet S. Dewal
Title:	Managing Director
Telephone No:	212-622-8783
Email:	sanjeet.s.dewal@jpmorgan.com][62]

60 Insert for Citi.

61 Insert for GS.

62 Insert for JPM.

[Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention:	Kevin Mullane
Executive Director
Telephone:	(212) 205-7645
Email:	Kevin.Mullane@mizuhogroup.com

With a copy to:

Mizuho Markets Americas LLC

C/O Mizuho Securities USA LLC as agent

1271 Avenue of the Americas

New York, NY 10020

Attention:	Equity Capital Markets Desk
Telephone:	(212) 209-9300
Email:	US-ECM@mizuhogroup.com][63]

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036-8293

Attention: Joel Carter, Scott Finz

with a copy to:

Attention:	Legal Department

and add email notifications to the following addresses:

equitysolutions_notices@morganstanley.com;

Anthony.Cicia@morganstanley.com

Eric.D.Wang@morganstanley.com]64

[MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London, EC2Y 9AJ, United Kingdom

Attention: Derivative Confirmations

Facsimile: docsconfirms@int.sc.mufg.jp

With a copy to: Jason.Stanger@mufgsecurities.com,

Sean.McElwaine@mufgsecurities.com, and ECM@us.sc.mufg.jp]65

[For Notices:

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street
New York, NY 10281

Attention:	ECM
Email:	RBCECMCorporateEquityLinkedDocumentation@rbc.com

For Trade Affirmations and Settlements:

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street
New York, NY 10281

Attention:	Back Office
Email:	geda@rbccm.com

63 Insert for JPM.

64 Insert for MS.

65 Insert for MUFG.

For Trade Confirmations:

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street
New York, NY 10281
Attention: Structured Derivatives Documentation
Email: seddoc@rbccm.com]66

[The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc., as Agent

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Email: John.kelly@scotiabank.com

Telephone: (212) 225-6664

with a copy to:

Email: BNSEquityConfirmations@scotiabank.com]67

[The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attn: Global Equity Derivatives

Telephone: (646) 562-1504

Email: TDS_ATM@tdsecurities.com, TDUSA-GEDDelta1@tdsecurities.com,

Igor.Biselman@tdsecurities.com, and Matthew.Birmingham@tdsecurities.com]68

[Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets

dl.atm.offering@truist.com

With a copy to:

Rakesh Mangat

Managing Director

Tel: 212-303-0137

rakesh.mangat@truist.com]69

[Notwithstanding anything to the contrary in the Agreement, all notices to Party A in connection with the Transaction are effective only upon receipt of email message to
CorporateDerivativeNotifications@wellsfargo.com]70

66 Insert for RBC.

67 Insert for Scotia.

68 Insert for TD.

69 Insert for Truist.

70 Insert for WFS.

Address for notices or communications to Party B:

Address:	CenterPoint Energy, Inc.
1111 Louisiana
Houston, TX 77002

Attention:	[●]

Telephone No.:	[●]

Email:	[●]

With a copy to:

Address:	CenterPoint Energy, Inc.
1111 Louisiana
Houston, TX 77002

Attention:	[●]
Telephone No.:	[●]
Email:	[●]

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Master Forward Confirmation and/or any Supplemental Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Master Forward Confirmation and each Supplemental Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	[Communications with Employees of J.P. Morgan Securities LLC. If Party B interacts with any employee of J.P. Morgan Securities LLC with respect to the Transactions, Party B is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transactions.][71]

Acknowledgements:

The parties hereto intend for:

(a)	each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

71 Insert for JPM.

Severability:

If any term, provision, covenant or condition of this Master Forward Confirmation or any Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Forward Confirmation and the related Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Forward Confirmation and such related Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Forward Confirmation and such Supplemental Confirmation and the deletion of such portion of the Master Forward Confirmation and/or such Supplemental Confirmation will not substantially impair the respective benefits or expectations of parties to this Master Forward Confirmation and such Supplemental Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

U.S. Resolution Stay Protocol:

[The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Forward Confirmation, and for such purposes this Master Forward Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Forward Confirmation, and for such purposes, the Agreement shall be deemed to be a Covered Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Forward Confirmation, and for such purposes this Master Forward Confirmation shall be deemed a “Covered Agreement,” Party B shall be deemed a “Covered Entity” and Party A shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement and this Master Forward Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and this Master Forward Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement and this Master Forward Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to a party replaced by references to the related covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]72

72 Insert for BofA, Citi, JPM, Mizuho, MS, TD and WFS [(Add alternate language for [●].)]

[The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of this Master Forward Confirmation effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Master Forward Confirmation shall be deemed to be a Covered Agreement, Party A shall be deemed to be a Regulated Entity and Party B shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Master Forward Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.]73

[(a)          Recognition of the U.S. Special Resolution Regimes.

i.            In the event that Party A becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Party A of this Master Forward Confirmation, and any interest and obligation in or under, and any property securing, this Master Forward Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Forward Confirmation, and any interest and obligation in or under, and any property securing, this Master Forward Confirmation were governed by the laws of the United States or a state of the United States.

ii.           In the event that Party A or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Master Forward Confirmation that may be exercised against Party A are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Forward Confirmation were governed by the laws of the United States or a state of the United States.

(b)            Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Master Forward Confirmation, the parties expressly acknowledge and agree that:

i.            Party B shall not be permitted to exercise any Default Right with respect to this Master Forward Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Party A becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

ii.           Nothing in this Master Forward Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Party A becoming subject to an Insolvency Proceeding, unless the transfer would result in the Party B being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Party B.

73 Insert for RBC and Scotia.

iii.          For the purpose of this paragraph:

I.            “Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

II.           “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Party A under or with respect to this Master Forward Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(c)            U.S. Protocol. If Party B has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Master Forward Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Party A shall be deemed to be a Regulated Entity, Party B shall be deemed to be an Adhering Party, and this Master Forward Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(d)            Pre-existing In-Scope Agreements. Party A and Party B agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Party A and Party B that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Master Forward Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]74

Tax Matters:

(a)	Payer Tax Representation. For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.”

74 Insert for GS.

(b)	For the purpose of Section 3(f) of the Agreement, each of Party A and Party B represent that it is entering into this Agreement, including each Transaction, as principal and not as agent for any person or entity. In addition, for the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.][75] [It is a U.S. limited liability company organized under the laws of the State of Delaware. (B) For U.S. federal income tax purposes, it is a disregarded entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation and is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations).][76] [Each payment received or to be received in connection with this Master Forward Confirmation will be effectively connected with its conduct of a trade or business carried on in the United States through a permanent establishment in the United States.][77] [It is a “non-U.S. branch of a foreign person” as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations, a “foreign person” as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations and a “Qualified Derivatives Dealer”, as defined for purposes of Chapter 3 of the United States Internal Revenue Code of 1986, as amended, and is acting as a principal with respect to each Transaction under this Master Forward Confirmation. (B) No payment received or to be received by it under this Agreement will be effectively connected with the conduct of a trade or business carried on by it within the United States. (C) It is treated as a corporation for United States federal income tax purposes. (D) It certifies that Party B is not (and will not be) required to collect any US withholding tax with respect to any adjustment or payment in respect of any dividends or distributions with respect to any Shares or any cash settlement payment. (E) It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision and/or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provision and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the United States. The “Specified Treaty” means the income tax convention or treaty between the Government of the United States and the Government of Japan.][78] [It is a national banking association organized or formed under the laws of the United States and is a United States resident and is treated as a corporation for United States federal income tax purpose. Each payment received or to be received by it in connection with a Confirmation will be effectively connected with its conduct of a trade or business in the United States.][79][It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.][80] [Each payment received or to be received by it in connection with this Master Forward Confirmation and any Supplemental Confirmation will be effectively connected with its conduct of a trade or business in the United States.][81] [It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes. Its sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][82]

75 Insert for BofA, Citi, GS, JPM and Truist.

76 Insert for Mizuho.

77 Insert for RBC and Barclays.

78 Insert for MUFG.

79 Insert for WFS.

80 Insert for BMO and Scotia.

81 Insert for BMO and TD.

82 Insert for MS.

(B)	It is a [national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M)][83] [U.S. limited liability company for U.S. federal income tax purposes and is organized under the laws of the State New York][84][bank organized under the laws of Canada and a corporation for U.S. federal income tax purposes][85] [“foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) and is treated as a corporation for United States federal income tax purposes][86] [corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of United States Treasury Regulation Section 1.6049-4(c)(1)(ii).][87][is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes.][88] [corporation duly organized and validly existing under the laws of the State of Delaware and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.][89] [corporation for U.S. federal income tax purposes.][90] [●].[91]

[(A)  It is a banking societe anonyme organized and existing under the laws of the Republic of France.

(B)  It is classified as a corporation for United States federal income tax purposes.

(C)	It will identify by prior written notice or in the relevant Confirmation each Transaction as to which it is acting through an Office located in the United States (including only the States thereof and the District of Columbia) and, with respect to such Transactions, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

(D)	With respect to Transactions that it has not identified pursuant to clause (C) above:

(1)	Each payment received or to be received by it in connection with this Agreement will not be effectively connected with its conduct of a trade or business in the United States.

83 Insert for BofA, Citi and JPM.

84 Insert for GS.

85 Insert for RBC

86 Insert for Barclays, BMO and Scotia.

87 Insert for Truist.

88 Insert for Scotia

89 Insert for Nomura

90 Insert for TD

91 Add alternate language for [●].

(2)	It is (x) a “non-U.S. branch of a foreign person” as such term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations and (y) a “foreign person” as such term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations.

(3)	It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

“Specified Treaty” means the Tax Convention between the United States of America and the Republic of France.

“Specified Jurisdiction” means the United States of America.]92

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Texas and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(c)	[Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act. “Tax” as used in Part (a) of this Tax Matters section (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 897, 1445 or 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code (a “FATCA/FIRPTA Withholding Tax”). For the avoidance of doubt, a FATCA/FIRPTA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.][93]

[Withholding Tax imposed on payments to non-US counterparties. “Tax” as used in Part (a) of this Tax Matters section (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any U.S. federal withholding tax imposed or collected pursuant to Sections 897, 1445 or 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code (a “FATCA/FIRPTA Withholding Tax”), (ii) any US federal withholding tax with respect to any adjustment or payment in respect of any dividends or distributions with respect to any Shares or any cash settlement payment (a “Dividend Tax”), or (iii) any US federal withholding tax with respect to any amounts treated as interest for US federal income tax purposes (an “Interest Tax”). For the avoidance of doubt, a FATCA/FIRPTA Withholding Tax, a Dividend Tax and an Interest Tax are each a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.]94

92 Insert for BNP.

93 Delete for MUFG.

94 Insert for MUFG.

(d)	HIRE Act. The parties agree that the provisions and amendments contained in the Attachment (the “Attachment”) to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”) are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, (1) capitalized terms used in the Attachment but not defined the Attachment (or in this Master Forward Confirmation) shall have the meanings given to them in the 871(m) Protocol, (2) references to “Covered Master Agreement” in the Attachment will be deemed to be references to the Agreement with respect to each Transaction, (3) the reference in the Attachment to “Part 2(a)(i) of the Schedule to each 2002 ISDA Master Agreement and Part 2(a) of the Schedule to each 1992 ISDA Master Agreement” shall be deemed to be a reference to Part (a) of this Tax Matters section (Payer Tax Representation) and (4) references to the “Implementation Date” in the Attachment will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(e)	Tax documentation. For the purposes of Sections 4(a)(i) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Forward Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become inaccurate or incorrect. For the purposes of Sections 4(a)(i) of the Agreement, Party A shall provide to Party B [both for itself and for Agent][95] a valid, complete and duly executed U.S. Internal Revenue Service Form [W-8ECI][96] [W-8IMY (certifying its status as a “qualified derivates dealer,” checking the box on line 16a (or the analogous box on a successor form), including a withholding statement identifying this Master Forward Confirmation, and claiming benefits under the Specified Treaty)][97] [W-9 (establishing an exemption from backup withholding)][98] [, or any successor thereto, reasonably satisfactory to Party B][99] [W-9 (or successor thereto) with respect to itself (reflecting Mizuho Americas LLC as its regarded owner) and with respect to MSUSA in each case reasonably satisfactory to Party B]100 (i) on or before the date of execution of this Master Forward Confirmation; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such tax form previously provided by Party A has become inaccurate or incorrect. Furthermore, for the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each party shall, promptly upon reasonable demand by the other party, provide any other tax form or document, accurately completed and in a manner reasonably satisfactory to such other party, that may be required or reasonably requested in order to allow such party to make a payment under this Master Forward Confirmation without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

95 Insert for RBC, Barclays and Citi.

96 Insert for BMO, BNP, RBC, Barclays and Scotia.

97 Insert for MUFG.

98 Insert for BofA, Citi, JPM, and WFS.

99 Delete for Mizuho.

100 Insert for Mizuho.

(f)	Change of Account. Section 2(b) of the Agreement is hereby amended (1) by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction” and (2) by the addition of the following after the word “change” in the fourth line thereof: “; provided that if a new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay, for tax reasons, any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

[Additional Provisions.

(a)	MSUSA received or will receive other remuneration from MMA in relation to this Master Forward Confirmation and each Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(b)	Party B understands and agrees that MSUSA will act as agent for both parties with respect to each Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under any Transaction. MSUSA shall have no responsibility or personal liability to Party B arising from any failure by MMA to pay or perform any obligations hereunder or to monitor or enforce compliance by MMA or Party B with any obligation hereunder, including, without limitation, any obligations to maintain collateral. MSUSA is so acting solely in its capacity as agent for Party B and MMA pursuant to instructions from Party B and MMA. Each of MMA and Party B agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of a Transaction.

(c)	Notwithstanding any provisions of the Agreement, all communications relating to each Transaction or the Agreement shall be transmitted exclusively through MSUSA at 1271 Avenue of the Americas, New York, NY 10020, c/o Equity Capital Markets Desk, (212) 209-9300, Stephen.roney@mizuhogroup.com.

(d)	MMA hereby provides notice that (a) except as otherwise agreed in writing by MMA and Party B, MMA may commingle, repledge or otherwise use any collateral Party B provides in its business; (b) in the event of MMA’s failure, Party B will likely be considered an unsecured creditor of MMA as to that collateral; (c) the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Party B and MMA is not a member of the Securities Investor Protection Corporation (“SIPC”); and (d) the collateral will not be subject to the requirements of U.S. Securities Exchange Act Rules 8c-1 (Hypothecation of customers’ securities), 15c2-1 (Hypothecation of customers’ securities), or 15c3-3 (Customer protection – reserves and custody of securities).]101

[Additional Provisions

Royal Bank of Canada (“RBC” or the “Bank”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on the Bank’s behalf, a business in privately negotiated transactions in options and other derivatives. Party B is hereby advised that RBC, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of RBC. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under this Transaction. This Transaction is not insured or guaranteed by RBCCM.]102

101 Insert for Mizuho.

102 Insert for RBC.

[Additional Provisions]103

(a)	[2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the Attachment to the [2020 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020]104 [2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013]105 (“EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (a) (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Forward Confirmation. For the purposes of this clause (a):

(i)	Party A is a Portfolio Data Sending Entity and Party B is a Portfolio Data Receiving Entity.

(ii)	Party A and Party B may use a Third Party Service Provider, and each of Party A and Party B consents to such use, including the communication of the relevant data in relation to Party A and Party B to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(iii)	The Local Business Days for such purposes in relation to Party A are [For MUFG: London] [For Barclays: New York] and in relation to Party B, are [New York] [and] [●].

(iv)	The provisions in this paragraph shall survive the termination of this Master Forward Confirmation.

(v)	The following are the applicable email addresses:

Portfolio Data:

Party A:                         [For MUFG: OPS-ClientValuations@int.sc.mufg.jp]

[For Barclays: MarginServicesPortRec@barclays.com

[For BNP: portfoliorec.eu@uk.bnpparibas.com]

Party B:                          [●]

Notice of discrepancy:

Party A:                         [For MUFG: OPS-ClientValuations@int.sc.mufg.jp]

[For Barclays: PortRecDiscrepancy@barclays.com]

[For BNP: portfoliorec.eu@uk.bnpparibas.com]

Party B:                          [●]

Dispute Notice:

Party A:                         [For MUFG: OPS-ClientValuations@int.sc.mufg.jp]

[For Barclays: EMIRdisputenotices@barclays.com]

[For BNP: portfoliorec.eu@uk.bnpparibas.com]

Party B:                          [●]]106

103 Insert for Barclays and MUFG.

104 Insert for Barclays.

105 Insert for MUFG.

106 Insert for Barclays, BNP and MUFG.

(b)	NFC Representation Protocol. [Party B represents and warrants to Party A (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless Party B notifies Party A promptly otherwise of any change in its status from that represented) that:

(i)	it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(ii)	as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.]107

[The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (b) (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Forward Confirmation. Party B confirms that it enters into this Master Forward Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Party B shall promptly send any required notification of any change to its status as a party making the NFC Representation under the NFC Representation Protocol to Party A (with a copy to [MUSICMP.EMIREnquiries@int.sc.mufg.jp).]108

(c)	[Transaction Reporting – Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(i)	to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(ii)	to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements.

107 Insert for Barclays.

108 Insert for MUFG.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity and certain transaction and pricing data and may result in certain anonymous information becoming available to the public or to recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Master Forward Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.]109

[Bail-In Protocol

The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Master Forward Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

109 Insert for MUFG.

Contractual Recognition of UK Stay Resolution

Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Party A shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Party B, (ii) Party B shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Master Forward Confirmation.]110

[Contractual Recognition of Bail-In (United Kingdom)

(a)	Notwithstanding anything to the contrary in the Agreement or in any other agreement, arrangement or understanding among the parties, each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and agrees and consents to, and acknowledges and accepts to be bound by, any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(i)	a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(ii)	a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(b)	Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.

(c)	The acknowledgements and acceptances contained in clauses (a) and (b) above will not apply if:

(i)	the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of a third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or

(ii)	the UK Regulations have been repealed or amended in such a way as to remove the requirement for either party to give or obtain the acknowledgements and acceptances contained in paragraphs (a) and (b).

(d)	Definitions.

“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of any transaction under the Agreement.

110 Insert for Barclays.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or if the Bail-in Action is exercised only with respect to transactions in one or more netting sets, all transactions relating to such netting set(s), as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the UK Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, the UK Regulations.

“UK Regulations” means any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

Special Resolution Regime Termination Right

(a)	Upon the occurrence of a Crisis Prevention Measure, Crisis Management Measure or a Recognised Third-Country Resolution Action (each as defined in section 48Z(1) of the U.K. Banking Act 2009) and/or any Bail-in Action in relation to Party A, Party B shall be entitled to exercise termination rights under, or rights to enforce its rights, in connection with the Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime (as defined in the U.K. Banking Act 2009) if the Agreement were governed by the laws of any part of the United Kingdom.

(b)	For the purposes of clause (a) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a "mandatory reduction instrument" by the Bank of England under section 6B of the U.K. Banking Act 2009.]111

111 Insert for MUFG.

[Role of Agent

Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under each Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to any Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Master Forward Confirmation and the Transactions contemplated hereunder.

Regulatory Provisions

The time of dealing for each Transaction will be confirmed by Party A upon written request by Party B. The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with any Transaction.

Method of Delivery

Whenever delivery of funds or other assets is required hereunder by or to Party B, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to each Transaction between Party A and Party B shall be transmitted exclusively through the Agent.]112

[Capacity of Dealer

The parties acknowledge and agree that Party A is not a U.S. registered broker-dealer and that its participation in the Agreement and any Transaction is pursuant and subject to Rule 15a-6. Further, the parties acknowledge and agree that Party A’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Party A’s chaperone for purposes of the activities contemplated in the Agreement and that any reference to any obligation of Party A in the Agreement shall, to the extent that such obligations are required to be carried out by a registered broker or dealer under Rule 15a-6, be deemed to be a requirement that Party A procure that its U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books and records, participating in oral communications, and obtaining certain representations and consents.]113

[Additional Provisions

No Insurance or Guaranty

Party B understands, agrees and acknowledges that no obligations of Party A to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Party A or any governmental agency.

112 Insert for Barclays.

113 Insert for MUFG.

Agent

Party A is entering the Confirmation through its Agent. Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under each Transaction pursuant to instructions from Party A, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to such Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with each Transaction. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Master Forward Confirmation and each Transaction contemplated hereunder. The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with each Transaction.]114

[Additional Provisions

Role of Agent

Party A has acted, and will act, as principal in respect of this Confirmation and the Transaction, and Scotia Capital (USA) Inc., its affiliate, is acting as agent for Party A (the “Agent”). With respect to the Agent, each of Party B and Party A acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Party A under the Transaction pursuant to instructions from Party A, (ii) the Agent is not a principal or party to this Confirmation or the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner, to either party in respect of this Confirmation or the Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary under this Confirmation. Party A is not a member of the Securities Investor Protection Corporation.]115

[Additional Provisions

Contractual Recognition of Stay in Resolution

With respect to the Agreement, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]116

114 Insert for Citi.

115 Insert for Scotia

116 Insert for BMO and TD.

[Role of Agent

Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under each Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to any Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Master Forward Confirmation and the Transactions contemplated hereunder.]117

[Use of Agent

Party A has acted, and will act, as principal in respect of this Master Forward Confirmation and each Transaction and TD Securities (USA) LLC, its affiliate, is acting as agent for Party A (the “Agent”). With respect to the Agent, each of Party B and Party A acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Party A under each Transaction pursuant to instructions from Party A, (ii) the Agent is not a principal or party to this Master Forward Confirmation, any Supplemental Confirmation or any Transaction, (iii) the Agent shall have no responsibility, obligation or liability to either party in respect of this Master Forward Confirmation, any Supplemental Confirmation or any Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with each Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party A is not a member of the Securities Investor Protection Corporation.]118

[ISDA 2018 US Resolution Stay Protocol

The terms of the ISDA 2018 US Resolution Stay Protocol (as published by the International Swaps and Derivatives Association, Inc. on July 31, 2018, the “U.S. Protocol”), to which each party has adhered on or before the date hereof, are incorporated by reference into and form part of this Agreement and (ii) this Agreement shall be deemed a “Protocol Covered Agreement” as such term in used in the U.S. Protocol.

BNP Paribas Securities Corp. as Agent

Party B agrees and acknowledges that (x) if Party B, or any entity (whether acting as investment manager, investment advisor or otherwise) entering the Transaction as agent on behalf of Party B, is legally organized or formed in the United States, to the extent as required pursuant to the safe harbor from registration as a broker-dealer contained in SEC Rule 15a-6, BNP Paribas Securities Corp. (“BNPPSC”), an affiliate of BNP Paribas, has been granted authority and is acting solely as agent and not as principal with respect to this Master Forward Confirmation and (y) BNPPSC has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Master Forward Confirmation (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other parties’ obligations under this Master Forward Confirmation, and agrees that the employees of BNPPSC have been granted authority to act on behalf of BNP Paribas to facilitate such agency capacity.

117 Insert for BMO.

118 Insert for TD.

“SEC Rule 15a-6” means 17 C.F.R. 240.15a-6 as defined under the U.S. Securities Exchange Act of 1934.

Bail-in

The provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement. For the purposes of the Attachment, the Agreement shall be deemed to be a Protocol Covered Agreement and the Implementation Date shall be the date of this Confirmation. In the event of any inconsistencies between the other provisions of this Agreement and the Attachment, the Attachment will prevail. To the extent that the governing law of the Agreement is at the date of this Agreement that of a European Economic Area (“EEA”) member state which subsequently becomes a non-EEA member state, then the provisions set out in the Attachment will apply to the Agreement as from the date on which that state becomes a non-EEA member state.

Contractual Recognition of Stay Powers before Resolution and in Resolution

The provisions of the ISDA Resolution Stay Jurisdictional Modular Protocol, as supplemented by the Omnibus Jurisdictional Module (the “EU Modular Protocol”), which the parties have reviewed, acknowledge and accept, are hereby incorporated herein by reference. For these purposes, (i) BNP Paribas is a Regulated Entity Party B, (ii) the Relevant National Laws are those of France as set out in the EU Stay Law Annex from time to time, (iii) Party B is a Module Adhering Party, (iv) the Implementation Date shall be the date of the Agreement and (v) all capitalized terms will bear the meanings ascribed to them in the EU Modular Protocol. In the event of any inconsistences arising between the terms of this provision and any other provisions in the Agreement, the terms of this provision will prevail.]119

[Additional Provisions]120

Counterparts

This Master Forward Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Master Forward Confirmation by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Master Forward Confirmation or in any other certificate, agreement or document related to this Master Forward Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

119 Insert for BNP.

120 Add additional provisions for [●].

[Remainder of page intentionally left blank]

2

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Forward Confirmation and returning it to Party A.

Very truly yours,

[BARCLAYS BANK PLC]121

[BANK OF AMERICA, N.A.]122

[BANK OF MONTREAL]123

[BNP PARABAS]124

[NOMURA GLOBAL FINANCIAL PRODUCTS INC.]125

[Citibank, N.A.]126

[GOLDMAN SACHS & CO. LLC]127

[JPMORGAN CHASE BANK, NATIONAL ASSOCIATION]128

[MIZUHO MARKETS AMERICAS LLC]129

[MORGAN STANLEY & CO. LLC]130

[MUFG Securities EMEA plc]131

[ROYAL BANK OF CANADA

By RBC Capital Markets, LLC as its agent]132

[THE BANK OF NOVA SCOTIA]133

[THE TORONTO-DOMINION BANK]134

[TRUIST BANK]135

[WELLS FARGO BANK, NATIONAL ASSOCIATION]136

By:
Name:
Title:

121 Insert for Barclays

122 Insert for BofA.

123 Insert for BMO.

124 Insert for BNP.

125 Insert for BTIG.

126 Insert for Citi.

127 Insert for GS

128 Insert for JPM.

129 Insert for Mizuho.

130 Insert for MS.

131 Insert for MUFG

132 Insert for RBC.

133 Insert for Scotia.

134 Insert for TD.

135 Insert for Truist.

136 Insert for WFS.

[Signature Page to Master Forward Confirmation]

[BMO CAPITAL MARKETS CORP.,
as agent for Bank of Montreal

By:
Name:
Title: ]137

[MIZUHO SECURITIES USA LLC
Acting solely as agent in connection with this
Master Forward Confirmation

By:
Name:
Title:]138

[TD SECURITIES (USA) LLC,
acting solely as agent in connection with this Master Forward Confirmation

By:
Name:
Title:]139

Accepted and confirmed as
of the date first above written:

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

137 Insert for BMO

138 Insert for Mizuho.

139 Insert for TD.

2

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	CenterPoint Energy, Inc. (“Party B”) 1111 Louisiana Street Houston, TX 77002

1

From:

[Barclays Bank PLC (“Party A”)

c/o Barclays Capital Inc.

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000]140

[Bank of Montreal (“Party A”)

100 King Street West, 8th Floor

Toronto, Ontario M5X 1A3

Telephone No.:    (514)876-5546/(416)945-7286/(416)361-8287

Facsimile No.:      (416) 552-7904]141

[BNP Paribas (“Party A”)

787 Seventh Avenue
New York, New York 10019]142

[Bank of America, N.A. (“Party A”)
c/o BofA Securities, Inc.
One Bryant Park, 8th Fl.
New York, NY 10036]143

[Nomura Global Financial Products, Inc. (“Party A”)

309 West 49th Street

New York, New York 10019]144

[Citibank, N.A. (“Party A”)
390 Greenwich Street
New York, New York 10013]145

[Goldman Sachs & Co. LLC (“Party A”)

200 West Street

New York, NY 10282-2198]146

[JPMorgan Chase Bank, National Association (“Party A”)
New York Branch
270 Park Avenue
New York, NY 10017]147

[Mizuho Markets Americas LLC (“Party A”)
C/O Mizuho Securities USA LLC as Agent
1271 Avenue of the Americas
New York, NY 10020
Attn: Equity Capital Markets Desk
Telephone: (212) 209-9300
E-mail: US-ECM@mizuhogroup.com]148

[Morgan Stanley & Co. LLC (“Party A”)

1585 Broadway, 6th Floor

New York, NY 10036-8293

Telephone: (212) 761-4000]149

140 Insert for Barclays.

141 Insert for BMO.

142 Insert for BNP.

143 Insert for BofA.

144 Insert for BTIG.

145 Insert for Citi.

146 Insert for GS.

147 Insert for JPM.

148 Insert for Mizuho.

149 Insert for MS.

2

[MUFG Securities EMEA plc (“Party A”)
Ropemaker Place
25 Ropemaker Street
London, EC2Y 9AJ, United Kingdom]150

[Royal Bank of Canada (“Party A”)
c/o RBC Capital Markets, LLC as Agent
Brookfield Place
200 Vesey Street
New York, NY 10281-1021
Telephone: (212) 858-7000]151

[The Bank of Nova Scotia (“Party A”)

44 King Street West

Toronto, Ontario M5H 1H1 Canada]152

[The Toronto-Dominion Bank (“Party A”)

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Email:      TDS_ATM@tdsecurities.com;

TDUSA-GEDDelta1@tdsecurities.com;

Igor.Biselman@tdsecurities.com;       Matthew.Birmingham@tdsecurities.com]153

[Truist Bank (“Party A”)

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets]154

[Wells Fargo Bank, National Association (“Party A”)

30 Hudson Yards

New York, NY 10001-2170

Email: CorporateDerivativeNotifications@wellsfargo.com]155

Date:	[_________], 20[__]

150 Insert for MUFG

151 Insert for RBC.

152 Insert for Scotia.

153 Insert for TD.

154 Insert for Truist.

155 Insert for WFS.

3

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Party A and Party B (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below. [Party A is acting as principal in this Transaction and Mizuho Securities USA LLC, its affiliate, is acting as agent for Party A and Party B in this Transaction.]156 [Party A is not a member of the Securities Investor Protection Corporation.]157 [Party A is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]158 [This Supplemental Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended.]159

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Forward Confirmation dated as of [•], 20[•] (the “Master Forward Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Forward Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]
Effective Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Base Amount:	[________]
Initial Forward Price:	USD [____]
Spread:	[_.__]%
Volume-Weighted Hedge Price:	USD [____]
Specified Borrow Rate:	[___] basis points per annum
Maximum Specified Borrow Rate:	[___] basis points per annum
Forward Shares:	[_______]160 Shares
Threshold Number of Shares:	[_______] Shares
Notice Settlement Number:	[_______] Scheduled Trading Days

156 Insert for Mizuho.

157 Insert for Barclays, Citi and Mizuho.

158 Insert for Barclays.

159 Insert for Citi, Mizuho and [•].

160 To be twice the Base Amount.

4

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to Party A.

Very truly yours,

[BARCLAYS BANK PLC]161

[BANK OF AMERICA, N.A.]162

[BANK OF MONTREAL]163

[BNP PARABAS]164

[NOMURA GLOBAL FINANCIAL PRODUCTS INC.]165

[Citibank, N.A.]166

[GOLDMAN SACHS & CO. LLC]167

[JPMORGAN CHASE BANK, NATIONAL ASSOCIATION]168

[MIZUHO MARKETS AMERICAS LLC]169

[MORGAN STANLEY & CO. LLC]170

[MUFG Securities EMEA plc]171

[ROYAL BANK OF CANADA

By RBC Capital Markets, LLC as its agent]172

[THE BANK OF NOVA SCOTIA]173

[THE TORONTO-DOMINION BANK]174

[TRUIST BANK]175

[WELLS FARGO BANK, NATIONAL ASSOCIATION]176

By:
Name:
Title:

161 Insert for Barclays

162 Insert for BofA.

163 Insert for BMO.

164 Insert for BNP.

165 Insert for BTIG.

166 Insert for Citi.

167 Insert for GS

168 Insert for JPM.

169 Insert for Mizuho.

170 Insert for MS.

171 Insert for MUFG

172 Insert for RBC.

173 Insert for Scotia.

174 Insert for TD.

175 Insert for Truist.

176 Insert for WFS.

[Signature Page to Forward Supplemental Confirmation]

[BMO CAPITAL MARKETS CORP.,
as agent for Bank of Montreal

By:
Name:
Title: ]177

[MIZUHO SECURITIES USA LLC
Acting solely as agent in connection with this
Supplemental Confirmation

By:
Name:
Title:]178

[TD SECURITIES (USA) LLC,
acting solely as agent in connection with this Supplemental Confirmation

By:
Name:
Title:]179

Accepted and confirmed as
of the date first above written:

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

177 Insert for BMO

178 Insert for Mizuho.

179 Insert for TD.

2

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]
…….	…….
[_________], 20[__]	USD [____]

3

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price for the relevant Transaction in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Forward Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date for the relevant Transaction or Termination Settlement Date for the relevant Transaction that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Exhibit D

FORM OF OPINION OF COMPANY’S COUNSEL

D-1

Exhibit E

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF

BAKER BOTTS L.L.P.

E-1